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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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One Liberty Properties, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ONE LIBERTY PROPERTIES, INC.
60 Cutter Mill Road
Great Neck, New York 11021
(516) 466-3100

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 4, 2009

        The annual meeting of stockholders of One Liberty Properties, Inc. will be held at our offices, located at Suite 303, 60 Cutter Mill Road, Great Neck, NY, on Thursday, June 4, 2009 at 9:00 a.m. local time. We are holding the meeting for the following purposes:

  1.
  To elect three directors to hold office for a term expiring in 2012;

  2.
  To approve the One Liberty Properties, Inc. 2009 Incentive Plan;

  3.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009; and

  4.
  To transact any other business properly brought before the meeting.

        Holders of record of our common stock at the close of business on April 22, 2009 are entitled to notice of the annual meeting and to vote at the meeting and any adjournment thereof.

        To assure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it in the enclosed prepaid envelope, whether or not you plan to attend the meeting. Most stockholders can also vote by telephone or via the internet. Telephone and internet voting information is provided on the accompanying proxy card. Your proxy may be revoked in the manner described in the accompanying proxy statement at any time before it has been voted at the meeting.

By Order of the Board of Directors
Mark H. Lundy, Secretary

Dated: April 29, 2009

        We urge each stockholder to promptly sign and return the enclosed proxy card or use telephone or internet voting. See our questions and answers about the meeting for information about voting by telephone or internet, how to revoke a proxy, and how to vote shares in person.

ONE LIBERTY PROPERTIES, INC.

PROXY STATEMENT

 GENERAL

        Our board of directors is furnishing you with this proxy statement to solicit proxies on its behalf to be voted at the 2009 annual meeting of stockholders of One Liberty Properties, Inc. The meeting will be held at our offices, Suite 303, 60 Cutter Mill Road, Great Neck, NY on June 4, 2009 at 9:00 a.m., local time. The proxies will be voted at the meeting and may also be voted at any adjournments or postponements of the meeting.

        The mailing address of our principal executive offices is Suite 303, 60 Cutter Mill Road, Great Neck, NY 11021. We are first sending the proxy materials on or about April 29, 2009 to persons who were stockholders at the close of business on April 22, 2009, the record date for the meeting.

        All properly executed proxy cards, and all properly completed proxies submitted by telephone or by the internet, that are delivered pursuant to this solicitation, will be voted at the meeting in accordance with your directions, unless the proxy is revoked before the meeting.

        Our fiscal year begins on January 1 and ends on December 31. Reference in this proxy statement to the year 2008 or fiscal 2008 refers to the twelve month period from January 1, 2008 through December 31, 2008.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Q: What is the purpose of the annual meeting?

A: At our annual meeting, stockholders will vote on the following matters:

  •
  election of three directors (Joseph A. DeLuca, Fredric H. Gould and Eugene I. Zuriff) to hold office until the 2012 annual meeting;

  •
  approval of the One Liberty Properties, Inc. 2009 Incentive Plan;

  •
  ratification of the appointment of our independent registered public accounting firm (Ernst & Young LLP) for 2009; and

  •
  such other matters as may properly come before the meeting.

Q: Who is entitled to vote?

A: We are mailing this proxy statement on or about April 29, 2009 to our stockholders of record on April 22, 2009. The record date was established by our board of directors. Common stockholders as of the close of business on the record date of April 22, 2009 are entitled to vote their shares at the meeting. Each outstanding share of common stock is entitled to one vote. As of the record date, there were outstanding and entitled to vote at the meeting 10,131,212 shares of our common stock.

Q: How do I vote?

A: If you are a stockholder of record on April 22, 2009 and attend the annual meeting, you may vote in person at the meeting. If your shares are held by a bank, broker or other nominee (i.e., in "street name") and if you wish to vote in person at the annual meeting, you must contact the nominee to obtain evidence of your ownership of our common stock as of the record date. If you hold your shares directly, you may complete, sign and date the accompanying proxy card and return it in the prepaid envelope, and your shares will be voted according to your instructions.

If you do not mark any selections but return the signed proxy card, your shares will be voted by the proxies named on the proxy card in favor of the nominees for election as directors, in favor of the One Liberty Properties 2009 Incentive Plan, in favor of the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009, and as the proxy holders may determine in their discretion with respect to other matters that properly come before the meeting. The proxy of a stockholder who is a participant in our Cash Distribution Reinvestment Plan will also serve as an instruction to vote the shares held for the account of the participant in the manner indicated on the proxy card. Registered holders (those who hold shares directly rather than through a bank or broker) can simplify their voting by calling 1-800-PROXIES (776-9437) or by accessing the internet website www.voteproxy.com. Telephone voting information and internet voting information is provided on the proxy card. The internet and telephone voting facilities for stockholders of record will close at 11:59 p.m., local time, on June 3, 2009. You should be aware that if you vote over the internet you may incur costs, such as telephone and internet access charges, for which you will be responsible. If you vote by telephone or via the internet, it is not necessary to return your proxy card. If you attend the meeting, you may deliver your completed proxy or vote in person.

        If you wish to name as a proxy someone other than the proxies named on the proxy card, you may do so by crossing out the name of the designated proxies and inserting the name of another person. In that case it will be necessary to sign the proxy card and deliver it to the person so named and for the person so named to be present at and vote at the meeting. Proxy cards so marked should not be mailed to us or to American Stock Transfer and Trust Company.

Q: Who will count the vote?

A: A representative of American Stock Transfer and Trust Company will tabulate the votes and act as inspector of elections.

Q: Can I revoke my proxy before it is exercised?

A: If you hold stock directly in your name, you may revoke a proxy with a later dated, properly executed proxy (including an internet or telephone vote), or a written revocation delivered to our Secretary at any time before the polls for the meeting are closed. The proxy holders' powers may also be suspended if you attend the meeting and notify our Secretary at the meeting that you would like to change your vote or vote in person. If your stock is held in the name of a broker, bank or other nominee, you must contact such nominee and comply with the nominee's procedures if you want to revoke or change the instructions that you previously provided to the nominee. Attendance at the meeting will not automatically revoke a previously granted proxy.

Q: What constitutes a quorum?

A: A quorum must be present at the meeting for business to be conducted. A quorum is the presence in person or by proxy of stockholders holding a majority of our outstanding shares of common stock. Abstentions and withhold-authority votes will be included for purposes of determining a quorum and for purposes of calculating the vote, but will have the same effect as a vote against a proposal. Broker non-votes will be included for purposes of determining a quorum, but will have no effect on the outcome of the election of directors, the proposal to approve the 2009 One Liberty Properties, Inc. Incentive Plan or the proposal to ratify the appointment of Ernst & Young LLP. A "broker non-vote" occurs if a broker or other nominee who is entitled to vote your shares of common stock has not received instructions from you with respect to a particular matter to be voted on, and the broker or other nominee does not otherwise have discretionary authority to vote your shares on that matter.

        If you hold your shares of common stock through a broker, your shares may be voted even if you do not vote or attend the meeting. Under the rules of the New York Stock Exchange, if you hold your shares of common stock through a broker, your broker is permitted to vote your shares on the election of directors and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009, even if the broker does not receive instructions from you. However, your broker may not vote your shares on the approval of the 2009 One Liberty Properties, Inc. Incentive Plan and other non-discretionary items without voting instructions from you.

Q: How many votes does it take to approve the items to be voted upon?

A: Directors are elected by the affirmative vote of a plurality of the votes cast at the meeting in person or by proxy. This means that assuming a quorum is present at the meeting, the three director nominees will be elected if each receives a majority of the votes cast for directors. The affirmative vote of a majority of our outstanding shares of common stock present at the meeting in person or by proxy is required to approve the One Liberty Properties, Inc. 2009 Incentive Plan and ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009.

Q: Who is soliciting my vote and who pays the cost?

A: Our board of directors is soliciting votes for the meeting and we will pay the entire cost of the solicitation, including preparing and mailing this proxy statement. In addition to the solicitation of proxies by mail and through our regular employees, we will request banks, brokers, custodians, nominees and other record holders to forward copies of the proxy statement and other soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. We will reimburse such record holders for their reasonable out-of-pocket expenses in forwarding proxies and proxy materials to shareholders. We have retained The Altman Group for a fee of $5,500, plus reasonable out of pocket expenses, to aid in the solicitation of proxies from our stockholders. To the extent necessary in order to ensure sufficient representation at the meeting, we or our proxy solicitor may solicit the return of proxies by personal interview, mail, telephone, facsimile, Internet or other means of electronic transmission. The extent to which this will be necessary depends upon how promptly proxies are returned. We urge you to send in your proxy without delay.

Q: When are stockholder proposals due for the year 2010 Annual Meeting?

A: If a stockholder wants a proposal to be included in our proxy statement for the 2010 annual meeting of stockholders, the proposal, in writing and addressed to our Secretary, must be received by us no later than December 29, 2009. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement in accordance with applicable regulations governing the solicitation of proxies.

        For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead intended to be presented directly at the 2010 annual meeting, rules and regulations promulgated by the United States Securities and Exchange Commission permit us to exercise discretionary voting authority to the extent conferred by proxy if either:

  •
  receive notice of the proposal before March 16, 2010 and advise stockholders in the 2010 proxy statement of the nature of the proposal and how management intends to vote on such matter; or

  •
  do not receive notice of the proposal before March 16, 2010.

        Notices of intention to present proposals at our 2010 annual meeting should be submitted in writing and addressed to our Secretary.

Q: What other information about One Liberty is available?

A: Stockholders can call (516) 466-3100 or write to us at 60 Cutter Mill Road, Suite 303, Great Neck, NY 11021, Attention: Secretary, to request a copy of our Annual Report on Form 10-K, as amended by Form 10-K/A. This and other important information about us is also available on our web site which is located at www.onelibertyproperties.com. Our Annual Report to Stockholders accompanies this proxy statement.

GOVERNANCE OF THE COMPANY

General

        Pursuant to the Maryland General Corporation Law and our by-laws, as amended, our business, property and affairs are managed by or under the direction of our board of directors. Members of the board are kept informed of our business through discussions with our chief executive officer, chairman of our board and other officers, by reviewing materials provided to them and by participating in meetings of the board and its committees.

        The board has three standing committees:

  •
  The audit committee, the members of which are Charles Biederman, James J. Burns and Joseph A. DeLuca;

  •
  The compensation committee, the members of which are Charles Biederman, J. Robert Lovejoy and Eugene I. Zuriff; and

  •
  The nominating and corporate governance committee, the members of which are Joseph A. Amato, James J. Burns and Eugene I. Zuriff.

        The board has affirmatively determined that Joseph A. Amato, Charles Biederman, James J. Burns, Joseph A. DeLuca, J. Robert Lovejoy and Eugene I. Zuriff, a majority of our board of directors, are "independent" for the purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange; that the members of our audit committee are independent for the purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and Section 303.01 of the Listed Company Manual; and that the members of our compensation and our nominating and corporate governance committees are independent under Section 303A of the Listed Company Manual. The board based these determinations primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations, family and other relationships and discussions with the directors. To be considered independent a director must not have a material relationship with us that could interfere with a director's independent judgment and must be "independent" within the meaning of the New York Stock Exchange's requirements. In determining the independence of each of the foregoing, the board considered with respect to J. Robert Lovejoy that fees totaling $1,382,400 were paid in 2007 to a merchant banking firm in which Mr. Lovejoy is a managing director by BRT Realty Trust, an entity which may be deemed an affiliate of ours, for investment banking services which such firm performed for BRT Realty Trust.

        Our board has adopted a charter for each of the three standing committees and corporate governance guidelines that address the make-up and function of the board. You can find each charter and the corporate governance guidelines by accessing the corporate governance section of our website at: www.onelibertyproperties.com. You may also obtain, without charge, a copy of each charter and the corporate governance guidelines by writing to us at 60 Cutter Mill Road, Great Neck, New York 11021, Attention: Secretary.

        During 2008, the board held four meetings, conducted board business on one occasion by unanimous consent, and the committees held a total of eight meetings. None of the directors attended fewer than 75% of the total number of meetings of the board of directors and the board committees of which such director was a member during 2008.

Code of Business Conduct and Ethics

        We have adopted a code of business conduct and ethics, as amended and restated, that is designed to help our directors, officers, employees, agents and consultants resolve ethical issues. The code of business conduct and ethics applies to all directors, officers, employees, agents and consultants, including our chief executive officer, principal financial officer, principal accounting officer or persons performing similar functions. The code of business conduct and ethics covers a variety of topics, including those required by the Securities and Exchange Commission and the New York Stock Exchange. Topics covered include, but are not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. The code of business conduct and ethics, as amended and restated, is available at the corporate governance section of our website at www.onelibertyproperties.com and a copy may be obtained, without charge, by writing to us at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021, Attention: Secretary. During 2008, there were no amendments to the code of business conduct and ethics and no waivers of the provisions of the code of business conduct and ethics with respect to any of our directors, officers, employees, agents or consultants. We will post any amendments to, or waivers of, our code of business conduct and ethics, as amended and restated, on our website.

Committees of the Board of Directors

Audit Committee

        Our audit committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. Our board of directors has adopted an audit committee charter delineating the composition and responsibilities of the audit committee.

        The audit committee charter requires that the audit committee be comprised of at least three members, all of whom are independent directors and at least one of whom is an "audit committee financial expert." Our board of directors has determined that all of the members of our audit committee are independent for the purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and Section 303.01 of the Listed Company Manual of the New York Stock Exchange, that all members of the audit committee are financially literate and that James J. Burns qualifies as an "audit committee financial expert," as that term is defined in Item 401(h) of Regulation S-K promulgated pursuant to the Securities Exchange Act of 1934, as amended.

        The audit committee is responsible for assisting the board in overseeing (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm's qualifications and independence, (iv) the performance of the independent registered public accounting firm, (v) the performance of the accounting firm performing our internal control audit function, and (vi) the preparation of the audit committee report required by the Securities and Exchange Commission for inclusion in this proxy statement. The audit committee met five times during 2008.

Compensation Committee

        The compensation committee, which is comprised of three independent directors, held two meetings in 2008. The compensation committee recommends the base salary, annual bonus and stock incentive awards to our full-time officers and to our board of directors and recommends awards under the One Liberty Properties, Inc. 2003 Incentive Plan and 2009 Incentive Plan (if approved by stockholders at the annual meeting) to officers, directors, employees and consultants. The committee will also establish performance goals and performance cycles if the One Liberty Properties, Inc. 2009 Incentive Plan is approved by stockholders (see "One Liberty Properties, Inc. 2009 Incentive Plan, Proposal 2"). The compensation committee administers the One Liberty Properties, Inc. Incentive Plans.

Nominating and Corporate Governance Committee

        The nominating and corporate governance committee, which is comprised of three independent directors, held one meeting and conducted business on one occasion by unanimous written consent in 2008. The responsibilities of the nominating and corporate governance committee include recommending a slate of directors for election to the board of directors at the annual stockholders' meeting, recommending committee assignments to the board of directors, identification and recommendation of candidates to fill vacancies on the board of directors between annual stockholder meetings, proposing, monitoring and recommending changes to the company's corporate governance guidelines and overseeing the evaluation of the board of directors and its effectiveness.

        The board believes that it should be comprised of directors with varied, complementary backgrounds, and that directors should, at a minimum, have expertise that may be useful to us. Directors should also possess the highest personal and professional ethics in order to perform their duties properly, and should be willing and able to devote the required amount of time to our business.

        When considering candidates for director, the nominating and corporate governance committee will take into account a number of factors, including the following:

  •
  Independence from management;

  •
  Whether the candidate has relevant business experience;

  •
  Judgment, skill, integrity and reputation;

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  Financial and accounting background, to enable the nominating and corporate governance committee to determine whether the candidate would be suitable for audit committee membership;

  •
  Executive compensation background, to enable the nominating and corporate governance committee to determine whether the candidate would be suitable for compensation committee membership; and

  •
  The size and composition of the existing board.

        The nominating and corporate governance committee will consider candidates for director suggested by stockholders applying the criteria for candidates described above and considering the additional information referred to below. Stockholders wishing to suggest a candidate for director should write to our Secretary and include:

  •
  A statement that the writer is a stockholder and is proposing a candidate for consideration by the nominating and corporate governance committee;

  •
  The name of and contact information of the candidate;

  •
  A statement of the candidate's business and educational experience;

  •
  Information regarding each of the factors listed above sufficient to enable the nominating and corporate governance committee to evaluate the candidate;

  •
  A statement detailing any relationship between the candidate and any of our competitors;

  •
  Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

  •
  A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

        When seeking candidates for director, the nominating and corporate governance committee may solicit suggestions from management, incumbent directors and others. The committee will interview a candidate if it believes the candidate might be suitable to be a director. The nominating and corporate governance committee may also ask the candidate to meet with management. If the nominating and corporate governance committee believes a candidate would be a valuable addition to the board, it will recommend the candidate's election to the full board.

 Independence of Directors

        The following standards for "director" independence are applicable to us in accordance with the New York Stock Exchange corporate governance listing standards:

  •
  No director of ours qualifies as "independent" unless the board affirmatively determines that the director has no material relationship with us or any of our subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with us or any of our subsidiaries);

  •
  A director who is an employee, or whose immediate family member is an executive officer, of ours or any of our subsidiaries is not independent until three years after the end of such employment relationship;

  •
  A director who received, or whose immediate family member received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from us or any of our subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior services (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 in any twelve-month period;

  •
  A director who is, or who has an immediate family member who is, a current partner of our internal or external auditor, a director who is a current employee of our internal or external auditor, a director who has an immediate family member who is a current employee of our internal or external auditor and who participates in our audit, assurance or tax compliance (but not tax planning) or a director who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of our internal or external auditor and personally worked on our audit within that time, can not be considered independent;

  •
  A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our or any of our subsidiaries' present executives serve on that company's compensation committee is not "independent" until three years after the end of such service or the employment relationship; and

  •
  A director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us or any of our subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, is not "independent" until the commencement of the third fiscal year following the fiscal year in which such payments fall below such threshold.

Compensation Committee Interlocks and Insider Participation

        During 2008, Eugene I. Zuriff, J. Robert Lovejoy and Charles Biederman served on our compensation committee. None of these committee members were officers or employees of ours during 2008, or at any other time in the past. While serving on the committee, these members were independent directors pursuant to applicable NYSE rules, and none had any relationship requiring disclosure by us under any paragraph of Item 404 (Transaction with Related Persons, Promoters and Certain Control Persons) of Regulation S-K.

Non-Management Directors Executive Session

        In accordance with New York Stock Exchange listing standards, our non-management directors meet at regularly scheduled executive sessions without management. Non-management directors are all those directors who are neither officers or employees of ours. The board of directors does not designate a "Lead Director" or a single director to preside at executive sessions. The person who presides over executive sessions of non-management directors is a committee chairman and the director who presides over executive sessions is rotated among the chairs of the board's committees.

Communications with Directors

        Stockholders, employees and other interested persons who want to communicate with the board or any individual director can write to:

  One Liberty Properties, Inc.
  Suite 303
  60 Cutter Mill Road
  Great Neck, New York 11021
  Attention: Secretary

        The Secretary will:

  •
  Forward the communication to the director or directors to whom it is addressed;

  •
  Attempt to handle the inquiry directly; for example where it is a request for information about the company or it is a stock-related matter; or

  •
  Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

        At each board meeting, the Secretary will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors on request.

        In the event that a stockholder, employee or other interested person would like to communicate with our non-management directors confidentially, they may do so by sending a letter to "Non-Management Directors" at the address set forth above. Please note that the envelope must contain a clear notation that it is confidential.

Director Attendance at Annual Meetings

        We typically schedule a board meeting in conjunction with our annual meeting and encourage our directors to attend the annual meeting of stockholders. Last year, nine of the ten individuals then serving as directors attended our annual meeting.

Compensation of Directors

        The compensation for our non-management directors is essentially the same for each non-management director. Non-management members of our board of directors are paid an annual retainer of $20,000. In addition to regular board fees, each member of the audit committee is paid an annual retainer of $5,000, the chairman of the audit committee and the chairman of the compensation committee is each paid an additional annual retainer of $2,000, the audit committee financial expert is paid an additional annual retainer of $7,500, and each member of the compensation committee and the nominating and corporate governance committee is paid an annual retainer of $3,000. Each non-management director is also paid $1,000 for each board and committee meeting attended in person and $500 for each meeting attended by telephone conference, except for audit committee members who are paid $1,000 for each audit committee meeting attended, whether in person or by telephone conference. The compensation committee has awarded restricted shares every year to each director. In 2008 1,250 restricted shares were awarded to each director.

        Compensation of our non-management directors is reviewed by our compensation committee and recommended by the committee to the board of directors, which makes the final determination. On two occasions the compensation committee retained a compensation consultant to provide information with respect to board of directors' compensation pay practices, comparing the compensation of our directors to comparable companies. In November 2008, the committee retained FPL Associates LP to provide compensation information with respect to our board of directors. In December 2008, the compensation consultant reported the following key findings to our compensation committee:

  •
  our board compensation program generally ranks with market practices compared to the peer group companies. The compensation consultant did not recommend materially changing compensation levels of the director compensation components, particularly given our smaller size compared to our peers; and

  •
  from a structural perspective, our program is unique in that we pay committee members retainers, which is not a prevalent practice among peer companies, and we do not emphasize committee chair retainers, which is a prevalent practice among peer companies.

        In comparing the compensation of our directors to practices at comparable firms, the compensation consultant used the full-time peer group it used in its executive compensation benchmarking study discussed under the caption "Executive Compensation—Compensation Consultant."

Director Compensation—2008

        Director compensation for 2008, as recommended by our compensation committee and approved by our board of directors, is as follows:

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)		All Other Compensation ($)(4)	Total ($)
Joseph A. Amato	26,000	23,284	(5)	7,690	56,974
Charles Biederman	39,000	32,316	(6)	10,290	81,606
James J. Burns	45,500	32,316	(6)	10,290	88,106
Joseph A. DeLuca	34,000	30,347	(7)	9,750	74,097
Jeffrey A. Gould	—	64,334	(8)	21,247	85,581
J. Robert Lovejoy	27,500	21,315	(9)	7,150	55,965
Eugene I. Zuriff	36,500	13,903	(10)	4,550	54,953

(1)
The compensation received by Fredric H. Gould, chairman of the board, Patrick J. Callan, Jr., president and chief executive officer, and Matthew J. Gould, a senior vice president, directors of our company, is set forth in the Summary Compensation Table and is not included in the above table.

(2)
Includes all fees earned or paid in cash for services as a director, including annual retainer fees, committee and committee chairman fees and meeting fees.

(3)
Sets forth the amount expensed for financial statement reporting purposes for 2008 in accordance with SFAS 123R.

  The table below shows the aggregate number of unvested restricted shares held by the directors listed in the above table as of December 31, 2008, all of which vest five years from the grant date.

NAME	RESTRICTED SHARES
Joseph A. Amato	5,500
Charles Biederman	7,500
James J. Burns	7,500
Joseph A. DeLuca	7,500
Jeffrey A. Gould	15,125
J. Robert Lovejoy	5,500
Eugene I. Zuriff	3,500
(4)
Sets forth the cash dividends paid to directors in 2008 on unvested restricted shares awarded under the One Liberty Properties, Inc. 2003 Incentive Plan. Does not include compensation of $243,250 received in 2008 by Jeffrey A. Gould from Majestic Property Management Corp., an entity wholly owned by Fredric H. Gould, which performs services on our behalf. See "Certain Relationships and Related Transactions."

(5)
On April 15, 2004, we awarded 1,000 shares of restricted stock, with a grant date fair value of $19,750. On April 15, 2005, we awarded 1,000 shares of restricted stock, with a grant date fair value of $19,050. On February 24, 2006, we awarded 1,000 shares of restricted stock, with a grant date fair value of $20,660. On February 28, 2007, we awarded 1,250 shares of restricted stock, with a grant date fair value of $30,625. On February 28, 2008, we awarded 1,250 shares of restricted stock, with a grant date fair value of $21,875. Each share of restricted stock vests five years after the date of grant.

(6)
On April 15, 2004, we awarded 1,000 shares of restricted stock, with a grant date fair value of $19,750. On April 15, 2005, we awarded 1,000 shares of restricted stock, with a grant date fair value of $19,050. On February 24, 2006, we awarded 2,000 shares of restricted stock, with a grant date fair value of $41,320. On February 28, 2007, we awarded 2,250 shares of restricted stock, with a grant date fair value of $55,125. On February 28, 2008, we awarded 1,250 shares of restricted stock, with a grant date fair value of $21,875. Each share of restricted stock vests five years after the date of grant.

(7)
On June 14, 2004, we awarded 1,000 shares of restricted stock, with a grant date fair value of $18,010. On April 15, 2005, we awarded 1,000 shares of restricted stock, with a grant date fair value of $19,050. On February 24, 2006, we awarded 2,000 shares of restricted stock, with a grant date fair value of $41,320. On February 28, 2007, we awarded 2,250 shares of restricted stock, with a grant date fair value of $55,125. On February 28, 2008, we awarded 1,250 shares of restricted stock, with a grant date fair value of $21,875. Each share of restricted stock vests five years after the date of grant.

(8)
All of the directors in this table are non-management directors, except for Jeffrey A. Gould. Jeffrey A. Gould was and continues to be one of our officers. The award of shares to him was in his capacity as an officer and not in his capacity as a director. On April 15, 2004, we awarded 2,825 shares of restricted stock, with a grant date fair value of $55,794. On April 15, 2005, we awarded 3,300 shares of restricted stock, with a grant date fair value of $62,865. On February 24, 2006, we awarded 3,000 shares of restricted stock, with a grant date fair value of $61,980. On February 28, 2007, we awarded 3,000 shares of restricted stock, with a grant date fair value of $73,500. On February 28, 2008, we awarded 3,000 shares of restricted stock, with a grant date fair value of $52,500. Each share of restricted stock vests five years after the date of grant.

(9)
On June 14, 2004, we awarded 1,000 shares of restricted stock, with a grant date fair value of $18,010. On April 15, 2005, we awarded 1,000 shares of restricted stock, with a grant date fair value of $19,050. On February 24, 2006, we awarded 1,000 shares of restricted stock, with a grant date fair value of $20,660. On February 28, 2007, we awarded 1,250 shares of restricted stock, with a grant date fair value of $30,625. On February 28, 2008, we awarded 1,250 shares of restricted stock, with a grant date fair value of $21,875. Each share of restricted stock vests five years after the date of grant.

(10)
On February 24, 2006, we awarded 1,000 shares of restricted stock, with a grant date fair value of $20,660. On February 28, 2007, we awarded 1,250 shares of restricted stock, with a grant date fair value of $30,625. On February 28, 2008, we awarded 1,250 shares of restricted stock, with a grant date fair value of $21,875. Each share of restricted stock vests five years after the date of grant.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND OFFICERS

        The following table sets forth as of the record date information concerning shares of our common stock owned by (i) all persons known to own beneficially 5% or more of our outstanding stock, (ii) all directors and nominees for election as directors, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers as a group:

Name and Address	Amount of Beneficial Ownership(1)	Percent of Class
Joseph A. Amato 615 Route 32 Highland Mills, NY 10930-0503	7,161	*
Charles Biederman 5 Sunset Drive Englewood, CO 80110	17,399	*
James J. Burns 390 Dogwood Lane Manhasset, NY 10030	10,476	*
Patrick J. Callan, Jr.(2)	23,350	*
Joseph A. DeLuca 154 East Shore Road Huntington Bay, NY 11743	9,300	*
Fredric H. Gould(2)(3)(4)	1,534,812	15.1%
Jeffrey A. Gould(2)(5)	170,853	1.7%
Matthew J. Gould(2)(3)(6)	1,288,722	12.7%
Gould Investors L.P.(2)(3)	1,055,706	10.4%
David W. Kalish(2)(7)	203,623	2.0%
J. Robert Lovejoy(8) 640 Fifth Avenue New York, NY 10019	6,523	*
Lawrence G. Ricketts, Jr.(2)	25,500	*
Eugene I. Zuriff 145 Central Park West New York, NY 10023	3,500	*
Barclays Global Investors, N.A.(9) 400 Howard Street San Francisco, CA 94105	869,795	8.6%
Directors and officers as a group (18 individuals)(10)	2,349,174	23.2%

*
Less than 1%

(1)
Securities are listed as beneficially owned by a person who directly or indirectly holds or shares the power to vote or to dispose of the securities, whether or not the person has an economic interest in the securities. In addition, a person is deemed a beneficial owner if he has the right to acquire beneficial ownership of shares within 60 days, whether upon the exercise of a stock option or otherwise. The percentage of beneficial ownership is based on 10,131,212 shares of common stock outstanding on April 22, 2009.

(2)
Address is 60 Cutter Mill Road, Great Neck, NY 11021.

(3)
Fredric H. Gould is sole stockholder, sole director and chairman of the board of the corporate managing general partner of Gould Investors L.P. and sole member of a limited liability company which is the other general partner of Gould Investors L.P. Matthew J. Gould is president of the corporate managing general partner of Gould Investors L.P. Fredric H. Gould and Matthew J. Gould have shared voting and dispositive power with respect to the shares owned by Gould Investors L.P.

(4)
Includes 333,393 shares of common stock owned directly, 1,055,706 shares of common stock owned by Gould Investors L.P. and 145,713 shares of common stock owned by entities and trusts over which Fredric H. Gould has sole or shared voting and dispositive power. Does not include 49,566 shares of common stock owned by Mrs. Fredric H. Gould, as to which shares Fredric H. Gould disclaims any beneficial interest and Mrs. Gould has sole voting and investment power.

(5)
Includes 160,153 shares of common stock owned directly and 10,700 shares of common stock owned as custodian for minor children (as to which shares Jeffrey A. Gould disclaims any beneficial interest).

(6)
Includes 198,282 shares of common stock owned directly, 34,734 shares of common stock owned as custodian for minor children (as to which shares Matthew J. Gould disclaims any beneficial interest) and 1,055,706 shares of common stock owned by Gould Investors L.P. Does not include 3,552 shares of common stock owned by Mrs. Matthew J. Gould, as to which shares Matthew J. Gould disclaims any beneficial interest and Mrs. Gould has sole voting and investment power.

(7)
Includes 50,568 shares of common stock owned directly, 2,750 shares of common stock owned by David W. Kalish's IRA and profit sharing trust, of which David W. Kalish is the sole beneficiary, and 150,305 shares of common stock owned by pension trusts over which David W. Kalish has shared voting and dispositive power. Does not include 416 shares of common stock owned by Mrs. Kalish, as to which shares David W. Kalish disclaims any beneficial interest and Mrs. Kalish has sole voting and investment power.

(8)
Includes 6,223 shares of common stock owned directly and 300 shares of common stock owned as custodian for minor children and another child (as to which shares J. Robert Lovejoy disclaims any beneficial interest).

(9)
Barclays Global Investors, N.A., Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG jointly filed with the Securities and Exchange Commission a Schedule 13G, dated February 6, 2009, reflecting the beneficial ownership of 869,795 shares of common stock with respect to which they have sole power to vote 869,785 shares and sole power to dispose of 869,795 shares. The above information has been obtained from such Schedule 13G.

(10)
This total is qualified by notes (3) through (8).

 ELECTION OF DIRECTORS

(Proposal 1)

        Pursuant to our by-laws, as amended, the number of directors was fixed at 10 by our board of directors. The board is divided into three classes. Each class is elected to serve a three year term and is to be as equal in size as is possible, The classes are elected on a staggered basis. The terms of Joseph A. DeLuca, Fredric H. Gould and Eugene I. Zuriff expire at the 2009 annual meeting. Each of them has been recommended to the board of directors by the nominating and corporate governance committee for election at the annual meeting and nominated by the board of directors to stand for election at the annual meeting, to hold office until our 2012 annual meeting and until his successor is elected and qualifies. Seven other individuals serve as directors but are not standing for election because their terms extend past the date of the annual meeting. Proxies will not be voted for a greater number of persons than the number of nominees named in the proxy statement.

        It is contemplated that all the nominees will stand for election. Should any nominee become unavailable for election, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee recommended by the board of directors.

        If any director is unable to serve his full term, the board, by majority vote of the directors then in office, may designate a substitute. Any director chosen by the board prior to the 2010 annual meeting of stockholders will hold office for a term expiring at the 2010 annual meeting of stockholders and until his successor is elected and qualifies.

        The affirmative vote of a plurality of the voting power of stockholders present in person or represented by proxy at the meeting is required for the election of each nominee for director.

Nominees for Election to serve until the 2012 Annual Meeting

        The following table sets forth information certain information regarding the nominees for director:

Name and Age	Principal Occupation For The Past Five Years and other Directorships or Significant Affiliations
Joseph A. DeLuca 63 Years	Director since June 2004; Principal of MHD Capital Partners, LLC, an entity engaged in real estate investing and consulting since March 2006; Principal and sole shareholder of Joseph A. DeLuca, Inc., a company engaged in real estate capital and investment consulting since September 1998, including serving as Director of Real Estate Investments for Equitable Life Assurance Society of America under a consulting contract from June 1999 to June 2002; Executive Vice President and head of Real Estate Finance at Chemical Bank from September 1990 until its merger with the Chase Manhattan Bank in 1996 and Managing Director and Group Head of the Chase Real Estate Finance Group of the Chase Manhattan Bank from the merger to April 1998.

Name and Age	Principal Occupation For The Past Five Years and other Directorships or Significant Affiliations
Fredric H. Gould 73 Years

Chairman of our board since June 1989, Chief Executive Officer from December 1999 to December 2001 and from July 2005 to December 2007; Chairman of Georgetown Partners, Inc., Managing General Partner of Gould Investors L.P., a limited partnership engaged in real estate ownership, since December 1997; Chairman of the board of BRT Realty Trust, a mortgage real estate investment trust, since 1984 and President of REIT Management Corp., adviser to BRT Realty Trust, since 1986; Director of EastGroup Properties, Inc., a real estate investment trust engaged in the acquisition, ownership and development of industrial properties, since 1998. Fredric H. Gould is the father of Jeffrey A. Gould and Matthew J. Gould.

Eugene I. Zuriff 69 Years

Director since December 2005; Vice Chairman of PBS Real Estate LLC, real estate brokers, since March 2008; President of The Smith & Wollensky Restaurant Group, Inc., developer, owner and operator of a diversified portfolio of white tablecloth restaurants in the United States, from May 2004 to October 2007; consultant to The Smith & Wollensky Restaurant Group, Inc., from February 1997 to May 2004 and a Director of The Smith & Wollensky Restaurant Group, Inc., from 1997 to October 2007; Director of Doral Federal Savings Bank from 2001 to July 2007 and Chairman of the Audit Committee from 2001 to July 2003.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF JOSEPH A. DELUCA, FREDRIC H. GOULD AND EUGENE I. ZURIFF AS DIRECTORS. THE PERSONS NAMED IN THE PROXY CARD INTEND TO VOTE SUCH PROXY FOR THE ELECTION OF JOSEPH A. DELUCA, FREDRIC H. GOULD AND EUGENE I. ZURIFF UNLESS YOU INDICATE THAT YOUR VOTE SHOULD BE WITHHELD.

        The following sets forth information regarding directors whose terms of office will continue after the annual meeting:

Directors to continue in office until the 2010 Annual Meeting:

Name and Age	Principal Occupation For The Past Five Years and other Directorships or Significant Affiliations
Joseph A. Amato 73 Years	Director since June 1989; Real estate developer; Managing partner of the Kent Companies, an owner, manager and developer of income producing real estate since 1970.
Jeffrey A. Gould 43 Years	Director since December 1999; Vice President of our company from 1989 to December 1999 and a Senior Vice President since December 1999; President and Chief Executive Officer of BRT Realty Trust since January 2002; President and Chief Operating Officer of BRT Realty Trust from March 1996 to December 2001; Trustee of BRT Realty Trust since 1997; Senior Vice President of Georgetown Partners, Inc., since March 1996. Jeffrey A. Gould is the son of Fredric H. Gould and brother of Matthew J. Gould.
Matthew J. Gould 49 Years	Director since December 1999; President and Chief Executive Officer of our company from June 1989 to December 1999 and a Senior Vice President since December 1999; President of Georgetown Partners, Inc. since 1996; Senior Vice President of BRT Realty Trust since 1993 and Trustee since June 2004 and from March 2001 to March 2004; Vice President of REIT Management Corp. since 1986. Matthew J. Gould is the son of Fredric H. Gould and brother of Jeffrey A. Gould.
J. Robert Lovejoy 64 Years	Director since 2004; Managing director of Groton Partners, LLC, merchant bankers, since January 2006; Senior managing director of Ripplewood Holdings, LLC, a private equity investment firm, from January 2000 to December 2005; a managing director of Lazard Freres & Co. LLC and a general partner of Lazard's predecessor partnership for over 15 years prior to January 2000; Director of Orient-Express Hotels Ltd. since 2000.

 Directors to continue in office until the 2011 Annual Meeting:

Name and Age	Principal Occupation For The Past Five Years and other Directorships or Significant Affiliations
Charles Biederman 75 Years	Director since June 1989; Chairman since January 2008 of Universal Development Company, a commercial general contractor engaged in turnkey hotel, commercial and residential projects; Principal of Sunstone Hotel Investors, LLC, a company engaged in the management, ownership and development of hotel properties, from November 1994 to December 2007; Executive Vice President of Sunstone Hotel Investors, Inc., a real estate investment trust engaged in the ownership of hotel properties, from September 1994 to November 1998 and Vice Chairman of Sunstone Hotel Investors from January 1998 to November 1999.
James J. Burns 69 Years	Director since June 2000; Consultant since April 2009, Vice Chairman from March 2006 to March 2009 and Senior Vice President and Chief Financial Officer of Reis, Inc. and its predecessor, Wellsford Real Properties, Inc., from October 1999 to March 2006; Partner of Ernst & Young LLP, certified public accountants, and predecessor firms from January 1977 to September 1999; Director of Cedar Shopping Centers, Inc., a real estate investment trust engaged in the ownership, management and leasing of retail properties, since 2001.
Patrick J. Callan, Jr. 46 Years	Director since June 2002; President of our company since January 2006 and Chief Executive Officer since January 2008; Senior Vice President of First Washington Realty, Inc. from March 2004 to November 2005; Vice President of Real Estate for Kimco Realty Corporation, a real estate investment trust, from May 1998 to March 2004.

ONE LIBERTY PROPERTIES, INC. 2009 INCENTIVE PLAN

(PROPOSAL 2)

General

        The board of directors has approved, subject to stockholder approval, the adoption of the One Liberty Properties, Inc. 2009 Incentive Plan, the complete text of which is attached to this Proxy Statement as Appendix A.

        The board believes that granting equity based compensation is an important component of our compensation structure. The purpose of the 2009 Incentive Plan is to motivate, retain and attract employees, officers and directors of experience and ability and to further the financial success of our company by aligning the interests of participants in the Plan, through the ownership of shares of our common stock, with the interests of our stockholders.

        In June 2003, our shareholders approved the adoption of the 2003 Incentive Plan, which related to an aggregate of 275,000 shares of our common stock. Pursuant to the 2003 Plan, an aggregate of 184,950 shares of restricted stock are outstanding on April 22, 2009, which vest in approximately equal amounts over a four year period ending in April 2010 and February 2011, 2012 and 2013. No other awards are outstanding. There are only 31,925 shares available to be awarded under the 2003 Incentive Plan and we propose the adoption of the 2009 Incentive Plan under which additional shares of our common stock may be awarded. As of April 22, 2009 there were 10,131,212 shares of our common stock outstanding.

        Awards will be granted under the Plan to approximately ten full-time and part-time executive officers, approximately six non-management directors, and approximately forty full-time and part-time non-executive officers and employees.

Shares Subject to the Plan

        The total number of shares of our common stock available for grant under the Plan will not exceed 600,000 shares. The Plan authorizes the discretionary grant of (i) incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, (ii) non-qualified stock options, (iii) restricted stock and (iv) performance-based awards. The shares available for issuance under the Plan will be authorized but unissued shares of our common stock. Shares of common stock related to awards that are forfeited, cancelled, terminated or expire unexercised will be available for grant under the Plan. Neither shares tendered by a participant to pay the exercise price of an award, nor any shares withheld by us for taxes will be available for future grants under the Plan. In the event of a stock dividend or stock split affecting our shares of common stock, the number of shares issuable and issued under the Plan and the number of shares covered by and the exercise price and other terms of outstanding awards will be adjusted to reflect such event to prevent dilution or diminution of awards.

Administration of the Plan

        The Plan will be administered by our compensation committee which, to the extent deemed necessary by the board, will consist of two or more persons who satisfy the requirements for a "non-employee director" under Rule 16(b) under the Securities Exchange Act of 1934, and/or the requirements for an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended. The compensation committee has authority to administer and construe the Plan in accordance with its provisions. The compensation committee's authority also includes the power to (a) determine persons eligible for awards, (b) prescribe the terms and conditions of awards granted under the Plan, (c) adopt rules for the administration, interpretation and application of the Plan which are consistent with the Plan and (d) establish, interpret, amend or revoke any such rules.

Options

        Stock options entitle the holder to purchase a specified number of shares of common stock at a specified exercise price subject to the terms and conditions of the option grant. The purchase price per share for each incentive stock option is determined by the compensation committee, but must be at least 100% of the fair market value per share of common stock on the date of grant. The aggregate fair market value of common shares with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year cannot exceed $100,000. To the extent that the fair market value of common shares with respect to which incentive stock options become exercisable for the first time during any calendar year exceeds $100,000, the portion in excess of $100,000 will be treated as a non-qualified option. Options granted under the Plan may be exercisable for a term up to ten years. If a participant owns more than 10% of the total voting power of all classes of our shares at the time the participant is granted an incentive stock option, the option price per share cannot be less than 110% of the fair market value per share on the date of grant and the term of the option cannot exceed five years.

        Non-qualified options may not be granted at an exercise price per share that is less than 100% of the fair market value per share of common stock on the date of the grant. The maximum aggregate number of shares underlying options that may be granted in one calendar year to an individual participant is 60,000.

        The closing price for our shares of common stock on the New York Stock Exchange on April 22, 2009 was $3.82 per share.

Restricted Stock

        Restricted stock are shares of our common stock that may not be sold, transferred, gifted, bequeathed, pledged, assigned or otherwise disposed of until the end of the restriction period. Shares of restricted stock will be issued at the beginning of the restriction period and the compensation committee shall set restrictions and other conditions applicable to the vesting of such restricted stock, including restrictions based on the achievement of specific performance goals, time based restrictions or any other basis determined by the compensation committee. The stock certificate or certificates representing restricted stock will be registered in the name of the participant to whom such restricted stock has been awarded and during the restriction period certificates representing the restricted shares will bear a restrictive legend to the effect that ownership of the restricted shares and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms and conditions provided in the 2009 Incentive Plan and the Award Agreement entered into between us and the participant. The certificate will remain in our custody endorsed in blank so as to permit the re-transfer to us of any restricted stock that is forfeited in accordance with the 2009 Incentive Plan or the Award Agreement.

        The participant will have the right to vote such restricted stock and to receive and retain cash dividends and other distributions paid on such restricted stock. The participant will not be entitled to delivery of the stock certificate representing the restricted stock until all the restrictions have been fulfilled. The participant is entitled to retain any dividend or other distribution received whether or not such shares are forfeited in the future.

        Any restricted stock that does not vest on the vesting date, or on a date prior to the vesting date if it is determined that it cannot vest (for example due to the termination of employment prior to achievement of a time based restriction), will be forfeited to us and the participant will not thereafter have any rights (including rights to dividends and distributions) with respect to these shares.

        No more than 60,000 shares of restricted stock will be awarded to any participant in any calendar year. The Company will not repurchase outstanding restricted stock in exchange for cash. In the event of the death, disability or retirement (as defined in the Plan) the restriction period shall automatically terminate but, except for these specific acceleration provisions, the restriction period can not be accelerated. The compensation committee may grant restricted stock and set restrictions based upon performance goals in order that such grant would qualify as "performance based compensation" under Section 162(m) of the Internal Revenue Code.

Performance Based Awards

        In view of our relatively small market capitalization in comparison to our peers, and our small number of executive officers, it has been our judgment that fair and equitable compensation of our executive officers and the alignment of the interests of our executive officers with the interests of our stockholders could be accomplished by our compensation committee, with input from our chairman and senior management, analyzing our performance and the performance of each executive officer, and by awarding restricted stock to our executive officers in reasonable amounts. In view of the pay for performance emphasis of many of our peers and institutional investors, the Plan authorizes the compensation committee to grant performance based awards. Our compensation committee has commenced the process for establishing performance goals for the grant of performance based awards to senior executives, including our president and chief executive officer. Performance based awards will be established in 2009 for grants effective in 2010. Performance based awards will be made by the issuance of restricted stock or other Awards, or a combination thereof, contingent upon the attainment of one or more performance goals (described below) that our compensation committee establishes. The minimum period with respect to which performance goals are measured is one year, but the compensation committee intends to establish a minimum performance cycle of three years, except in the event of a change of control. The number of Shares with respect to which a Participant may be granted performance based awards in any calendar year is 60,000 shares.

        The terms and conditions of a performance based award will provide for the vesting of the award to be contingent upon the achievement of one or more specified performance goals that the compensation committee establishes. For this purpose, "performance goals" means for a performance cycle, the specific goals that the compensation committee establishes that may be based on one or more of the following performance criteria:

  •
  revenue,

  •
  earnings,

  •
  earnings per share,

  •
  stock price,

  •
  costs,

  •
  return on equity,

  •
  stockholders' equity (book value),

  •
  stockholder's equity per share (book value per share),

  •
  asset growth,

  •
  net operating income (NOI),

  •
  average occupancy,

  •
  year end occupancy,

  •
  funds from operations (FFO),

  •
  FFO per share,

  •
  cash available for distribution (CAD),

  •
  CAD per share,

  •
  total shareholder return on an absolute or peer comparable basis (TSR),

  •
  return on assets,

  •
  revenue growth, and

  •
  goals relating to acquisitions or divestitures.

        The performance goals need not be the same with respect to all participants and may be established for the Company as a whole, on a per share basis or may be based on our performance compared to the performance of businesses specified by the compensation committee or compared to any prior period.

Amendment and Termination of the 2009 Incentive Plan

        No awards may be made under the 2009 Incentive Plan on or after the tenth anniversary of the plan's effective date. Our board of directors may amend, suspend or terminate the Plan at any time for any reason. However, no amendment shall permit the repricing, replacing or regranting of an option in connection with the cancellation of the Option or by amending an Award Agreement to lower the exercise price of an option or the cancellation of any award in exchange for cash without the stockholders' approval. In addition, before the plan can be amended, modified or terminated, where such amendment, modification or termination would adversely affect a participant who has already been granted an award, such participant's consent must be obtained.

Change in Control

        Any awards granted under the Plan that are outstanding and not then exercisable or subject to restrictions at the time of a change in control (as defined in the Plan) shall become immediately exercisable and all restrictions shall be removed effective as of such change in control. The Plan defines a change in control as follows:

          (a)   the acquisition in one or more transactions by any person (as defined in Section 13(d) of the Securities Exchange Act of 1934) of the beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of 25% or more of the outstanding shares or the combined voting power of the then outstanding securities entitled to vote in the election of directors (provided that this provision is not applicable to acquisitions made individually, or as a group, by Fredric H. Gould, Matthew J. Gould and Jeffrey A. Gould and their respective spouses, lineal descendants and affiliates);

          (b)   individuals who, at the date of the award, constitute our board of directors cease for any reason to constitute at least a majority of the board, provided an individual becoming a director subsequent to the date of an award whose election or nomination for election was approved by a vote of at least a majority of the directors then comprising the board shall be considered as though such individuals were a member of the board, but excluding any individual whose initial assumption of office occurs as a result either of an actual or threatened election contest or other actual or threatened solicitation of proxies or consent by and behalf of a person other than the board;

          (c)   the closing of a sale or other conveyance of all or substantially all of our assets;

          (d)   the effective time of any merger or other business combination involving us if immediately after such transactions persons who hold a majority of outstanding voting securities entitled to vote are not persons who immediately prior to such transaction held our voting stock.

Federal Income Tax Consequences

        The following is a summary of the United States Federal Income Tax consequences that generally will arise with respect to awards granted under the 2009 Incentive Plan and with respect to the sale of any shares of common stock acquired under the 2009 Incentive Plan.

  Incentive Stock Options

        In general a participant will not recognize taxable income upon the grant or exercise of any incentive stock option. Instead, a participant will recognize taxable income with respect to incentive stock options only upon the sale of shares of common stock acquired through the exercise of an option. The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

        Generally, the tax consequences of selling shares of common stock acquired upon the exercise of an incentive stock option will vary with the length of time that the participant has owned the shares at the time it is sold. If the participant sells shares acquired upon the exercise of an incentive stock option after having owned it for more than two years from the date the option was granted and one year from the date the option was exercised, then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the shares sold over the exercise price.

        If the participant sells shares acquired upon the exercise of incentive stock options for more than the exercise price prior to having owned it for more than two years from the date the option was granted and one year from the date the option was exercised (a disqualifying disposition), then the participant will recognize ordinary compensation income in an amount equal to the difference between the fair market value of the shares acquired on the date of exercise (or, if less, the sale price of the shares) and the exercise price and the remaining gain, if any, will be capital gain. The capital gain will be a long-term gain if the participant held the shares for more then one year prior to the date of sale.

        If a participant sells shares of common stock acquired upon the exercise of an incentive stock option for less than the exercise price, then the participant will recognize a capital loss in an amount equal to the excess of the exercise price over the sale price of the shares. The capital loss will be a long-term loss if the participant has held the shares for more than one year prior to the date of sale.

  Non-Incentive Stock Options

        As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-incentive stock option. Unlike the case of an incentive stock option, however, a participant who exercises a non-incentive stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares acquired through the exercise of the option on the date the option was exercised over the exercise price.

        With respect to any shares acquired upon the exercise of a non-incentive option, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling the shares, a participant will generally recognize a capital gain or loss in an amount equal to the difference between the sale price of the shares and the participant's tax basis in the shares. The capital gain or loss will be a long-term capital gain or loss if the participant has held the shares for more than one year prior to the date of the sale and will be short-term capital gain or loss if the participant held the shares for a shorter period.

  Restricted Shares

        A participant will not recognize taxable income upon the grant of an award of restricted stock unless the participant makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended. If the participant makes a Section 83(b) election within 30 days of the date the restricted stock is granted, then the participant will recognize ordinary compensation income for the year in which the award is granted, in an amount equal to the excess of the fair market value of the shares at the time the award is granted over the purchase price, if any, paid for the shares. If such election is made and the participant subsequently forfeits some or all of the shares, then the participant generally will not be entitled to any refund of taxes paid as a result of the Section 83(b) election, and may take a loss only with respect to the amount actually paid for the shares. If a Section 83(b) election is not made, then the participant will recognize ordinary compensation income at the time that the restriction period terminates in an amount equal to the excess of the fair market value of such shares at the time of such lapse over the original price paid for such shares, if any. The participant will have a tax basis in the shares acquired equal to the sum of the price paid, if any, and the amount of ordinary compensation income recognized at the time the Section 83(b) election is made or at the time the restriction period terminates, as is applicable.

        Upon the disposition of shares acquired pursuant to an award of restricted stock, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the shares and the participant's tax basis in the shares. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin after the date on which the restriction period terminates if a Section 83(b) election is not made, or on the date after the award is granted if the Section 83(b) election is made.

        The foregoing is a summary discussion of certain United States Federal Income Tax Consequences to certain participants under the Internal Revenue Code of 1986, as amended, and should not be construed as legal, tax, or investment advice. All participants should consult their own tax advisers as to the specific tax consequences applicable to them, including federal, state and local tax laws.

  Consequences to Us

        The grant of an award under the 2009 Incentive Plan will have no tax consequences to us other than related to the recognition of business expense deductions described below. Generally, neither the exercise of an incentive stock option acquired under the 2009 Incentive Plan nor the sale of any shares acquired under the 2009 Incentive Plan will have any tax consequences to us. We generally will be entitled to a business expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2009 Incentive Plan, including in connection with an award of restricted stock or as a result of the exercise of a non-incentive stock option or a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended, to the extent applicable. Certain awards under the 2009 Incentive Plan will be intended to qualify as qualified performance based compensation and as such would not be subject to the $1 million limitation in Section 162(m).

New Plan Benefits Table

        The following table sets forth the shares of common stock underlying awards (i) under the 2003 Incentive Plan, and (ii) under the 2009 Incentive Plan which, subject to and conditioned upon approval of the 2009 Incentive Plan by stockholders at the annual meeting of stockholders, were awarded on December 9, 2008 and will be issued as soon as may be practicable after the annual meeting:

  •
  each of the executive officers named in the Summary Compensation Table;

  •
  all current executive officers as a group;

  •
  all current directors who are not executive officers as a group; and

  •
  all full and part-time employees, including all current full and part-time officers who are not executive officers, as a group.

Name and Position	2003 Incentive Plan Dollar Value ($)(1)	2003 Incentive Plan Number of Shares(2)	2009 Incentive Plan Dollar Value ($)(1)	2009 Incentive Plan Number of Shares(2)
Patrick J. Callan, Jr. Director, President and Chief Executive Officer	$24,391	6,385	$21,449	5,615
Fredric H. Gould Chairman of the Board of Directors	24,391	6,385	1,203	315
Lawrence G. Ricketts Executive Vice President and Chief Operating Officer	24,391	6,385	13,809	3,615
David W. Kalish Senior Vice President and Chief Financial Officer	24,391	6,385	1,203	315
Matthew J. Gould Director and Senior Vice President	24,391	6,385	1,203	315
Executive group (10 persons)	121,954	31,925	146,592	38,375
Non-executive director group (6 persons)	—	—	57,300	15,000
Non-executive officer and employee group (39 persons)	—	—	66,659	17,450

(1)
The value has been computed based upon $3.82 per share, the closing price for our shares of common stock on the New York Stock Exchange on April 22, 2009.

(2)
The awards will be made by delivery of restricted stock. The compensation committee has established a five year vesting period for the restricted stock.

        The affirmative vote of the holders of a majority of our outstanding shares of common stock present at the meeting in person or by proxy is required to adopt the One Liberty Properties, Inc. 2009 Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO ADOPT THE ONE LIBERTY PROPERTIES, INC. 2009 INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD OF TRUSTEES WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 3)

General

        The audit committee and the board of directors is seeking ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. A representative of Ernst & Young LLP is expected to be present at the annual meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

        We are not required to have our stockholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. We are doing so because we believe it is good corporate practice. If the stockholders do not ratify the selection, the audit committee will reconsider whether or not to retain Ernst & Young LLP, but may, in its discretion, decide to retain such independent registered public accounting firm. Even if the selection is ratified, the audit committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the company and its stockholders.

        The affirmative vote of the holders of a majority of our outstanding shares of common stock present at the meeting, in person or by proxy, is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009. THE PERSONS NAMED IN THE PROXY CARD INTEND TO VOTE SUCH PROXY FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNLESS YOU INDICATE THAT YOUR SHARES SHOULD BE VOTED OTHERWISE.

 Audit and Other Fees

        The following table presents the fees for professional audit services billed by Ernst & Young LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2008 and 2007, and fees billed for other services rendered to us by Ernst & Young LLP for each of such years:

	2008	2007
Audit fees(1)	$373,100	$330,000
Audit-related fees(2)	—	58,200
Tax fees(3)	14,400	8,600

Total fees	$387,500	$396,800

    (1)
    Audit fees include fees for the audit of our annual consolidated financial statements and for review of financial statements included in our quarterly reports on Form 10-Q. Included in the audit fees for 2008 and 2007 are $94,500 and $105,000, respectively, for services rendered in connection with our compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

    (2)
    Audit-related fees include fees for audits performed for significant property acquisitions and dispositions required by the rules and regulations of the Securities and Exchange Commission and fees related to services rendered in connection with registration statements filed with the Securities and Exchange Commission.

    (3)
    Tax fees consist of fees for tax advice, tax compliance and tax planning.

        The audit committee has concluded that the provision of non-audit services listed above is compatible with maintaining the independence of Ernst & Young LLP.

Pre-Approval Policy for Audit and Non-Audit Services

        The audit committee must pre-approve all audit and non-audit services involving our independent registered public accounting firm.

        In addition to the audit work necessary for us to file required reports under the Securities Exchange Act of 1934, as amended (i.e., quarterly reports on Form 10-Q and annual reports on Form 10-K), our independent registered public accounting firm may perform non-audit services, other than those prohibited by the Sarbanes-Oxley Act of 2002, provided they are approved by the audit committee. The audit committee approved all audit and non-audit services performed by our independent registered public accounting firm in 2008 and 2007.

Approval Process

        Annually, the audit committee reviews and approves the audit scope concerning the audit of our consolidated financial statements for that year, including the proposed audit fee associated with the audit and services in connection with our compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The audit committee may, at the time it approves the audit scope or subsequently thereafter, approve the provision of tax related non-audit services and the maximum expenditure which may be incurred for such tax services for such year. Any fees for the audit in excess of those approved and any fees for tax related services in excess of the maximum established by the audit committee must receive the approval of the audit committee.

        Proposals for any other non-audit services to be performed by the independent registered public accounting firm must be approved by the audit committee.

 REPORT OF THE AUDIT COMMITTEE

        The audit committee of the board of directors is comprised of three independent directors and operates under a written charter adopted by the board of directors. The audit committee reviews the charter on an annual basis. The board of directors has reviewed Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the New York Stock Exchange listing standards definition of independence for audit committee members and has determined that each member of the audit committee is independent.

        The audit committee is appointed by the board of directors to oversee and monitor, among other things, the financial reporting process, the independence and performance of the independent registered public accounting firm and the functioning of our internal controls. It is the responsibility of management to prepare financial statements in accordance with generally accepted accounting principles and of the independent registered public accounting firm to perform an independent audit of the financial statements and to express an opinion on the conformity of those financial statements with generally accepted accounting principles.

        The audit committee met on five occasions in 2008. In performing its functions, the audit committee met and held discussions with management, the independent registered public accounting firm and the accounting firm performing the internal control audit function on the company's behalf. The audit committee discussed with the independent registered public accounting firm and the accounting firm performing the internal control audit function, the overall scope and plans for their respective activities.

        Management represented to the audit committee that the year end consolidated financial statements were prepared in accordance with generally accepted accounting principles. The audit committee reviewed and discussed the year end consolidated financial statements with management and the independent registered public accounting firm. The audit committee also discussed our internal control procedures and their evaluation of our internal controls with management, the independent registered public accounting firm and the accounting firm performing the internal control audit function. The audit committee also reviewed with management the process used for the certifications under the Sarbanes-Oxley Act of 2002 of the company's filings with the Securities and Exchange Commission. The audit committee met to review the unaudited quarterly financial statements prior to filing each Form 10-Q with the Securities and Exchange Commission and reviewed each quarterly earnings press release prior to public release. The audit committee discussed with the independent registered public accounting firm matters required to be discussed by the statement on Auditing Standards No. 61, as amended (Communication with Audit Committee).

        The audit committee discussed with the independent registered public accounting firm, the registered public accounting firm's independence from us and management, and received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Further, the audit committee reviewed and approved the independent registered public accounting firm's fees, both for performing audit and non-audit services, and considered whether the provision of non-audit services by the independent registered public accounting firm was compatible with maintaining the independent registered public accounting firm's independence and concluded that it was compatible.

        The audit committee meets with the independent registered public accounting firm and the accounting firm performing the internal control audit function, with and without management present, to discuss the results of their examinations, their evaluations of the internal controls, and the overall quality of the company's financial reporting.

        Based on the reviews and discussions referred to above, the audit committee recommended that the audited financial statements for the year ended December 31, 2008 be included in the company's Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

        The audit committee approved the retention of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ended December 31, 2009 after reviewing the firm's performance in 2008 and its independence from us and management.

        The audit committee also reviewed the annual payment made by the company to Majestic Property Management Corp. under the compensation and services agreement, renegotiated such payment and other compensation under such agreement with certain of the company's part-time executive officers and reviewed its findings with respect to such payment and other compensation with the company's compensation committee.

                      Charles Biederman (Chairman)
                      James J. Burns
                      Joseph A. DeLuca

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This compensation discussion and analysis describes our compensation objectives, policies and decisions as applied to our executive officers in 2008. This discussion and analysis focuses on the information contained in the compensation tables that follow this discussion and analysis, but also describes our historic compensation structure for our executive officers to enhance an understanding of our executive compensation disclosure. Our compensation committee oversees our compensation program, recommends the compensation of officers employed by us on a full-time basis to our board of directors for its approval, approves the annual fee paid by us to the chairman of our board, and approves the annual fees paid by us pursuant to a compensation and services agreement to Majestic Property Management Corp., an affiliated entity (hereinafter, "Majestic"), which results in the payment by Majestic of compensation to our part-time officers, including Fredric H. Gould, Matthew J. Gould and David W. Kalish. Majestic is wholly-owned by Fredric H. Gould, the chairman of our board.

        Historically, including in 2008, we have had two categories of officers: (i) officers who devote their full business time to our affairs, and (ii) officers who devote their business time to us on a part-time basis. The officers who devote their full business time to our affairs are compensated directly and solely by us. Prior to 2007, the basic compensation (base salary, bonus, if any, and perquisites) of certain of our part-time officers, who perform primarily legal and accounting services on our behalf, was allocated to us and other affiliated entities pursuant to a shared services agreement and certain officers (including officers who did not allocate any of their compensation to us and officers whose compensation was allocated to us) received compensation from Majestic, whose gross revenues include fees paid by us for services performed on our behalf (property management, sales and lease consulting and brokerage services, mortgage brokerage services and construction supervisory services, among other services provided). All of our full-time and part-time officers and other employees, including employees of affiliated companies who perform services for us on a part-time basis, receive annual restricted stock awards approved by the compensation committee and the board of directors.

        In 2006, in connection with a review of our allocation methods and our related party transactions with affiliated entities, our audit committee recommended to our compensation committee and board of directors a change in the manner in which compensation is paid to those officers (and employees) who perform services for us on a part-time basis, including legal and accounting services, as well as a change in the manner in which any affiliated entity, primarily Majestic, is compensated for services performed on our behalf. The services provided by Majestic to us included billing and collection of rent and additional rent and property management services, property acquisition review and analysis, troubled tenant evaluations, sales and lease consulting and brokerage services, consulting services in respect to mortgage financings and construction supervisory services. The audit committee recommended changes to the manner in which compensation is paid to part-time officers and employees and the manner in which Majestic is compensated for services performed on our behalf because, in its view, the changes would simplify our compensation structure, limit the need for the audit committee, the internal auditor and the independent auditor to review the allocations and limit potential conflict issues which may arise as a result of related party transactions. The audit committee, the compensation committee and the board of directors were of the opinion that it was desirable for us to maintain the services of those officers who perform services for us on a part-time basis, as well as the services of Majestic, which performs necessary services on our behalf.

        In order to effectuate our audit committee's recommendation, we entered into an agreement with Majestic, effective as of January 1, 2007, under which Majestic assumed our obligations to make payments under the shared services agreement and agreed to provide to us the services of all executive, administrative, legal, accounting and clerical personnel that had previously been utilized by us on a part-time basis and for which we paid, as reimbursement, an allocated portion of the payroll expenses of such personnel in accordance with a shared services agreement. Since Majestic now provides such personnel for us, we no longer incur any allocated payroll expense and the payroll expenses of such executives and part-time employees is allocated to Majestic. Under the terms of the agreement, Majestic also agreed to continue to provide to us the property management services, property acquisition, sales and lease consulting and brokerage services, consulting services in respect to mortgage financings, and construction supervisory services that it provided to us in the past and we, therefore, do not incur any fees or expenses for such services, except for the annual fee referred to below. As consideration for providing the services of such personnel to us, and for providing property management services, property acquisition, sales and lease consulting and brokerage services, consulting services in respect to mortgage financings and construction supervisory services, we agreed to pay to Majestic a fee of $2,025,000 for 2008. Majestic may earn a profit from payments under the agreement. Majestic credits against the fee due to it any management or other fees received by it from any of our joint ventures (except for fees paid by the tenant-in-common on a property located in Los Angeles, CA). In addition, under the agreement, we agreed to pay compensation to the chairman of our board of $250,000 per annum and to make an additional payment to Majestic of $175,000 in 2008 for our share of all direct office expenses, including rent, telephone, computer services, internet usage, etc., previously allocated under the shared services agreement and since 2007 allocated to Majestic. The annual payments made by us to Majestic are to be reviewed and renegotiated by our audit committee and Majestic annually and at other times as may be determined by our audit committee.

        For the year ended December 31, 2008, our named executive officers are Patrick J. Callan, Jr., president (chief executive officer effective January 1, 2008) and Lawrence G. Ricketts, Jr., executive vice president (chief operating officer effective January 1, 2008), both of whom devote their full time to our affairs, and Fredric H. Gould, chairman of our board (chief executive officer through December 31, 2007), David W. Kalish, senior vice president and chief financial officer, and Matthew J. Gould, a senior vice president, who devote time to our affairs on a part-time basis.

Objectives of our Compensation Program

        The overriding objective of our compensation program for full-time officers is to ensure that the total compensation paid to such officers is fair, reasonable and competitive. The compensation committee believes that relying on this principal will permit us to both retain and motivate our officers. With respect to our part-time officers, the compensation committee must be satisfied that such officers provide us with sufficient time and attention to fully meet our needs and fully perform their duties on our behalf. The compensation committee has considered this issue and is of the opinion that our part-time officers devote sufficient time and attention to our business needs, are able to fully meet our needs and that this arrangement does not adversely affect their ability to perform their duties effectively on our behalf. The compensation committee is of the opinion that our part-time officers perform valuable services on our behalf, are not distracted by their activities on behalf of affiliated entities and the performance of activities on behalf of affiliated entities does not adversely affect their ability to perform duties on our behalf. The compensation committee is also of the opinion that utilizing the services of various senior officers with diverse skills on a part-time basis enables us to benefit from a greater degree of executive experience and competence than an organization of our size could otherwise afford.

        We have historically experienced an extremely low level of officer and employee turnover. Fredric H. Gould, Matthew J. Gould and David W. Kalish each has been an officer with us for over 18 years and Lawrence G. Ricketts, Jr. has been employed by us for approximately 10 years. Patrick J. Callan, Jr. has been a member of our board of directors for seven years and has been our president for in excess of three years.

Compensation Setting Process

  Full-time Officers

        Our compensation committee refers to the compensation survey prepared for the National Association of Real Estate Investment Trusts (NAREIT) to understand the base salary, bonus, long-term incentives and total compensation paid by other REITs to their officers to assist it in providing a fair, reasonable and competitive compensation package to our full-time officers. Although there are many REITs engaged in acquiring and managing real estate portfolios, there are few equity REITs which have a market capitalization comparable to ours. As a result, the NAREIT compensation survey, although informative, does not provide information which is directly applicable to us. Accordingly, we determine compensation for our full-time officers, including our full-time named executive officers, on a case-by-case basis. In addition, from time to time our compensation committee retains an independent compensation consultant to provide the committee with an analysis of the compensation paid to our executive officers in comparison to a selected peer group (see "Compensation Consultant" below). We have not to date utilized performance targets. However, the committee has commenced the process for establishing performance goals for the grant of performance based awards, which will be made in 2009 to be effective in 2010.

        In determining compensation for 2008, the recommendations of Fredric H. Gould, chairman of our board (formerly chief executive officer), played a significant role in the compensation-setting process since, as the chairman of the board, he was aware of each officer's duties and responsibilities and was most qualified to assess the level of each officer's performance. The chairman of our board, prior to making recommendations to the compensation committee concerning each full-time officer's compensation, consulted with certain senior officers. During the process, they considered our overall performance for the immediately preceding fiscal year, including, rental income, funds from operations, net income and cash distributions paid to stockholders. None of these measures of performance was given more weight than any other and they were used to provide an overall view of our performance for the preceding year. The chairman of the board and other senior officers also assessed each individual's performance in such year, which assessment was highly subjective. Positively impacting the compensation decisions with respect to our full-time named executive officers for 2008 was the recognition of certain corporate accomplishments in 2007, including increases in rental income and funds from operations. Also taken into consideration was the fact that, although we had a decline in net income year over year, the decline was due primarily to gains in 2006 on the disposition of real estate by unconsolidated joint ventures, offset by mortgage prepayment premiums required as part of these sales. During this process, the chairman of our board proposed to the compensation committee with respect to each full-time named executive officer, a base salary for the 2008 calendar year, a bonus applicable to the 2007 calendar year (paid in 2008) and the number of shares of restricted stock to be awarded to each individual full-time named executive officer. At its annual compensation committee meeting, the compensation committee reviewed these recommendations. The compensation committee has discretion to accept, reject or modify the recommendations. The final decision by the compensation committee on compensation matters related to all officers was reported to the board of directors, which approved the actions of the committee.

  Part-time Officers

        We believe that utilizing part-time officers pursuant to the shared services agreement through December 31, 2006, and, since January 1, 2007 pursuant to the compensation and services agreement, enables us to benefit from access to, and the services of, a group of senior officers with experience and knowledge in real estate ownership, operations and management and finance, legal, accounting and tax matters that an organization our size could not otherwise afford. Our chairman, in consultation with certain of our part-time senior officers, determines the total annual base compensation, bonus, if any, and perquisites to be paid by all parties to the shared services agreement to our part-time officers.

        Pursuant to the compensation and services agreement, Majestic assumed our obligations under the shared services agreement, and agreed to provide to us the services of all affiliated executive, administrative, legal, accounting and clerical personnel that we previously used on a part-time basis. For 2007 and 2008, the portion of our part-time officers' compensation which was allocated to us in prior years pursuant to the shared services agreement, and would have been allocated to us in 2007 and 2008 if the compensation and services agreement was not in effect, was allocated to Majestic. The terms of the compensation and services agreement were negotiated by our audit committee, approved by our compensation committee and our board of directors and the agreement was effective as of January 1, 2007. For 2006, the audit committee reviewed the amount of compensation of part-time officers allocated to us to determine if the allocation process was performed in accordance with the shared services agreement, and the compensation committee reviewed the reasonableness of the compensation allocated to us. For 2006, the audit committee, as a result of inquiries of the testing procedures of the independent registered public accounting firm and the accounting firm performing our internal audit function determined that each part-time officer's compensation was properly allocated to us in accordance with the shared services agreement. The fee paid to Majestic in 2008 and 2007 under the compensation and services agreement was negotiated by the audit committee and management of Majestic and approved by our compensation committee and board of directors. The compensation committee was advised of the total compensation received by each part-time officer from Majestic and other affiliated entities in 2008 and 2007.

  Compensation Consultant

        In October 2008, our compensation committee engaged an independent compensation consultant, FPL Associates L.P., a nationally recognized compensation consulting firm specializing in the real estate industry. FPL Associates L.P. has no relationship with us or any of our affiliates, except that it was also retained in 2008 as the independent compensation consultant for BRT Realty Trust, which may be deemed an affiliate of ours. The primary purpose of the engagement was for the compensation consultant to conduct a comprehensive benchmarking analysis for our senior executives, to enable our compensation committee to determine if the compensation of our senior executive officers is fair and reasonable and to assist our compensation committee in making any necessary adjustments to the compensation components. The compensation consultant reviewed the compensation of seven of our senior executive officers, including our named executive officers other than Matthew J. Gould. Matthew J. Gould was not included in the compensation consultant's study since none of his basic compensation (salary or bonus) is paid by us or allocated to Majestic. (Matthew J. Gould participates in distributions made by Majestic—see "Summary Compensation Table" and "Certain Relationships and Related Transactions.")

        Prior to commencing its benchmarking analysis, the compensation consultant and management discussed and agreed upon a methodology for determining the comparative peer groups. Based upon such discussions it was determined to use two peer groups as follows:

  •
  A Full-Time Peer Group; to be used for executives who dedicate all, or substantially all, of their business time to our affairs. The Full Time Peer Group includes public REITs active in the net lease space; public real estate companies comparable in size to us (measured by market and total capitalization); and/or public real estate companies located in New York. The Full Time Peer Group selected for benchmarking purposes consists of eleven public real estate companies with a market capitalization which is generally larger than our capitalization. The compensation consultant noted in its report to the compensation committee that none of the specific peer group companies are a perfect match to us, due to our small size position among our most direct peers.

  •
  A Shared Peer Group; to be used for executives who dedicate a portion of their business time to our affairs and who also dedicate time to affiliated companies (primarily BRT Realty Trust, a public company engaged in mortgage originations). The Shared Peer Group exude similar characteristics as described for the Full Time Peer Group and include public REITs focused on the debt side of the business and consists of six public equity REITs and six public debt REITs that are comparable to us in terms of focus, size and/or geographic location. The market capitalization of the peer group companies is generally larger than our capitalization.

  •
  The following is the full-time peer group companies used by the consultant:

Agree Realty Corporation	National Retail Properties, Inc.
AmReit	Ramco-Gershenson Properties Trust
CapLease, Inc.	Realty Income Corporation
Getty Realty Corp.	Urstadt Biddle Properties, Inc.
Lexington Realty Trust	W.P. Carey & Co. LLC.
Lodgian, Inc.
  •
  The following is the shared peer group companies used by the consultant:

CapLease, Inc.	Arbor Realty Trust, Inc.
Cousins Properties Incorporated	CapitalTrust, Inc.
Getty Realty Corp.	iStar Financial Inc.
Lexington Realty Trust	New York Mortgage Trust, Inc.
Urstadt Biddle Properties, Inc.	NorthStar Realty Financing Corp.
W.P. Carey and Co. LLC	RAIT Financial Trust.

        The compensation consultant used the 25th percentile as the market comparison in its conclusions because of our relatively smaller size compared to the peer group companies. The compensation consultant also used a plus/minus 15% threshold to define "in line" (competitive) with the market. Based on its benchmarking analysis, the compensation consultant advised that in 2008: (i) the compensation paid by us to Patrick J. Callan, Jr., our president and chief executive officer, is slightly above the 25th percentile, (ii) the compensation paid by us to Lawrence G. Ricketts, Jr., our executive vice president and chief operating officer, is in line with or slightly below the 25th percentile, (iii) the compensation of part-time senior executives (including Fredric H. Gould, chairman of the board and David W. Kalish, a senior vice president and chief financial officer) paid by us or allocated to Majestic is below the 25th percentile, (iv) the total compensation paid to Fredric H. Gould (including all compensation paid by affiliated companies), and the total compensation paid to part-time senior executives by us and affiliated companies (including David W. Kalish) is above the 25th percentile and (v) the equity awards we provide to all of our officers are a smaller portion of total compensation compared to our peers.

Components of Executive Compensation

  Full-time Officers

        The principal elements of our compensation program for our full-time officers are:

  •
  base salary;

  •
  annual bonus;

  •
  long-term equity incentive in the form of restricted stock; and

  •
  special benefits and perquisites.

        Additional benefits and perquisites which are provided to our full-time executive officers consist of:

  •
  additional disability insurance;

  •
  an automobile allowance; and

  •
  automobile maintenance and repairs.

        Base salary and annual bonus are cash-based, while long-term incentives consist of restricted stock awards. In determining compensation, the compensation committee does not have a specific allocation goal between cash and equity-based compensation.

  Part-time Officers

        In 2008, except for the $250,000 annual compensation we paid to the chairman of our board pursuant to the compensation and services agreement, the only form of direct compensation we provided to our part-time officers was the granting of long-term equity incentives in the form of restricted stock awards. For services rendered to us, our part-time officers are compensated by Majestic, which was paid a fee of $2,025,000 (including $6,000 by one of our joint venture partners, but excluding $175,000 for our share of direct office expenses) in 2008 pursuant to the compensation and services agreement. The compensation committee was advised of the amount allocated by each part-time officer to Majestic for service rendered on our behalf and the total compensation received by each part-time officer in 2008 from Majestic and other affiliated companies.

  Base Salary

        Base salary is the basic, least variable form of compensation for the job an officer performs and provides each officer with a guaranteed monthly income.

        Full-time Officers:    Base salaries of full-time officers are targeted to be competitive with the salaries paid to officers at other REITs with a market capitalization similar to ours. Any increase in base salary is determined on a case by case basis, is not based upon a structured formula and is based upon, among other considerations (i) our performance in the preceding fiscal year, (ii) such officer's current base salary, (iii) amounts paid by peer group companies for officers performing substantially similar functions, (iv) years of service, (v) current job responsibilities, (vi) the individual's performance and (vii) the recommendation of the chairman of the board.

        Part-time Officers:    The portion of our part-time officers' base salary, which would have been allocated to us in 2008 pursuant to the shared services agreement, has been assumed by Majestic pursuant to the compensation and services agreement and is paid by Majestic. Since the fee paid to Majestic was approved by the compensation committee and the board of directors, the compensation committee does not review the base salaries of our part-time officers.

  Bonus

        Full-time Officers:    We provide the opportunity for our full-time officers to earn an annual cash bonus. We provide this opportunity both to reward our personnel for past performance and to motivate and retain talented people. We recognize that annual bonuses are almost universally provided by other companies with which we might compete for talent. In view of the fact that only two of our named executive officers devote their full-time to our affairs, annual cash bonuses for such named executive officers are determined on a case-by-case basis by our compensation committee. During the process, we considered our overall performance for the immediately preceding fiscal year, including rental income, funds from operations, net income and cash distributions paid to stockholders. None of these measures of performance is given more weight than any other and they are used to provide an overall view of our performance for the preceding year. Once it has approved the annual bonus to be paid to each named executive officer, the compensation committee presents its recommendations to the board of directors for their approval. Based on our present structure and the small number of full-time officers, our compensation committee has not adopted formulas or performance goals to determine cash bonuses for our officers.

        Part-time Officers:    The portion of our part-time officers' annual bonus, if any, which would have been allocated to us in 2008 pursuant to the shared services agreement, has been assumed by Majestic pursuant to the compensation and services agreement. Since the fee paid to Majestic was approved by the compensation committee and the board of directors, the compensation committee does not review the bonus, if any, paid to part-time officers.

  Long-term Equity Awards

        We provide the opportunity for our full-time and part-time officers to receive long-term equity incentive awards. Our long-term equity incentive compensation program is designed to recognize responsibilities, reward performance, motivate future performance, align the interests of our officers with those of our stockholders and retain our officers. The compensation committee reviews long-term equity incentives for all our employees, including part-time officers and employees of affiliates who perform services for us, at its regularly scheduled annual meeting (usually held in December of each year) and makes recommendations to our board of directors for the grant of equity awards. In determining the long-term equity compensation component, the compensation committee considers all relevant factors, including our performance and individual performance. Existing ownership levels are not a factor in award determinations. All equity awards are granted under our stockholder approved Incentive Plan.

        We do not have a formal policy with respect to whether equity compensation should be paid in the form of stock options or restricted stock. Prior to 2003, we awarded stock options rather than restricted stock, but in 2003 a decision was made to grant only restricted stock. The compensation committee believes restricted stock awards are more effective in achieving our compensation objectives, as restricted stock has a greater retention value and, because fewer shares are normally awarded, it is potentially less dilutive. Additionally, before vesting, cash dividends to stockholders are paid on all outstanding awards of restricted stock as an additional element of compensation.

        All the restricted stock awards granted to date contain a five-year "cliff" vesting requirement. The compensation committee believes that restricted stock awards with five-year "cliff" vesting provide a strong retention incentive and better aligns the interests of our officers with those of our stockholders. We view our capital stock as a valuable asset that should be awarded judiciously.

        We do not have a formal policy on timing equity compensation grants in connection with the release of material non-public information and in view of the five year "cliff" vesting requirement, we do not believe such a formal policy is necessary. In December, our board of directors, upon the compensation committee's recommendation, generally approves the granting of equity awards effective on or about the last business day in February of the following year. In December 2007, our board of directors, upon the compensation committee's recommendation, set the grant date for our restricted stock incentive awards effective on February 28, 2008.

        The amount of restricted stock recommended by the compensation committee for approval by the board of directors in December 2007 to be granted effective February 28, 2008 was related to the number of shares of our common stock issued and outstanding at the time the awards were approved by our compensation committee. The aggregate restricted stock authorized in December 2007 and awarded by us in February 2008, 50,550 shares, was approximately 0.5% of our issued and outstanding shares of common stock as of December 31, 2007.

Chairman of the Board's Compensation

        The compensation and services agreement, which was approved by our audit committee and board of directors in 2007, provides that we pay Fredric H. Gould, the chairman of our board, annual compensation for his services to us. Our chairman does not receive any additional direct compensation from us, other than any long-term equity awards granted to him by our board of directors based upon our compensation committee's recommendation. Our chairman also receives compensation from

Majestic. In 2008, we paid our chairman compensation of $250,000 and granted 3,000 shares of restricted stock to him valued at $52,500 ($17.50 per share) on the date of the grant. In 2008, our chairman also received compensation of $264,100 from Majestic. For additional information regarding compensation of our chairman, see the "Summary Compensation Table," below.

Executive Benefits and Perquisites

        Full-time Officers:    We provide our full-time officers with a competitive benefits and perquisites program. We recognize that similar benefits and perquisites are commonly provided at other companies with which we might compete for talent. We review our benefits and perquisites program periodically to ensure it remains fair to our officers and employees and supportable to our stockholders. For 2008, the benefits and perquisites we provided to our officers were a small percentage of the compensation provided by us to them. The benefits and perquisites we may provide to our full-time executive officers, in addition to the benefits and perquisites we provide to all our full time employees, consist of an automobile allowance, payments for automobile maintenance and repairs, or payment of the premium for additional disability insurance.

        Part-time Officers:    Our chairman of the board, in consultation with certain part-time senior officers, determines the perquisites of our part-time officers. The portion of our part-time officers' perquisites, which was previously allocated to us pursuant to the shared services agreement, is paid, effective as of January 1, 2007, by Majestic in accordance with the compensation and services agreement. Since the fee we paid to Majestic was approved by the compensation committee and the board of directors, the compensation committee does not review the perquisites of our part-time officers.

Severance and Change of Control Agreements

        Neither our officers nor our employees have employment or severance agreements with us. They are "at will" employees who serve at the pleasure of our board of directors.

        Except for provisions for accelerated vesting of awards of our restricted stock in a "change of control" transaction, we do not provide for any change of control protection to our officers, directors or employees. Under the terms of each restricted stock awards agreement, accelerated vesting occurs with respect to each person who has been awarded restricted stock if (i) any person, corporation or other entity purchases our stock for cash, securities or other consideration pursuant to a tender offer or an exchange offer, without the prior consent of our board, or (ii) any person, corporation or other entity shall become the "beneficial owner" (as such term is defined in Rule 13-d-3 under the Securities and Exchange Act of 1934, as amended), directly or indirectly, of our securities representing 20% or more of the combined voting power of our then outstanding securities ordinarily having the right to vote in the election of directors, other than in a transaction approved by our board of directors.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limitation on the deductibility of certain non-cash compensation in excess of $1 million earned by each of the chief executive officer and the four other most highly compensated officers of publicly held companies. In 2008, all compensation paid to our full-time officers was deductible by us. The compensation committee intends to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable. The compensation committee has not adopted a formal policy that requires all compensation paid to the officers to be fully deductible.

Analysis

  Base Salary and Bonus

        In accordance with the compensation setting process described above, the following base salaries and bonuses were approved as follows for our full-time named executive officers:

Name	2007 Base Salary ($)(1)	2008 Base Salary ($)(1)	Percentage % Salary Increase	2007 Bonus ($)(2)	2008 Bonus ($)(2)	Percentage % Bonus Increase
Patrick J. Callan, Jr.	375,000	400,000	6.67	200,000	210,000	5.00
Lawrence G. Ricketts, Jr.	205,000	230,000	12.20	25,000	35,000	40.00

(1)
The compensation committee and board of directors determined 2007 base salary in December 2006 and 2008 base salary in December 2007.

(2)
The bonuses for 2007 and 2008 were approved by the compensation committee and the board of directors as of December 2006 and 2007, respectively, and the bonus amounts correspond to performance in 2006 and 2007, respectively.

        The increase in base salary for Patrick J. Callan, Jr. and Lawrence G. Ricketts, Jr., and the increase in their respective bonuses were due in part to increases in our rental income (14.3%), and funds from operations (36%) in 2007 compared to 2006. These increases were also due to an evaluation of the individual performance of each of them in 2007.

        In 2008, the total compensation of Patrick J. Callan, Jr., our president and chief executive officer, is .96% greater (slightly less than 2x) than the total compensation of Lawrence G. Ricketts, Jr., our executive vice president and chief operating officer. We have not adopted a policy with regard to the relationship of compensation among our executive officers or other employees. The compensation committee considered the differential in compensation and, based upon their respective responsibilities and experience, concluded that the differential was appropriate.

  Long-term Equity Awards

        We believe that our long-term equity compensation program, using restricted stock awards with five-year cliff vesting, provides motivation for our officers and is a beneficial retention tool. We are mindful of the potential dilution and compensation cost associated with awarding shares of restricted stock and, therefore our policy is to minimize dilution. In 2008, we awarded an aggregate of 50,550 shares representing .5% of our issued and outstanding shares. In the past five years, we have awarded an aggregate of 228,275 shares of common stock, representing an average of .46% per annum of our outstanding shares of common stock. We believe the cumulative effect of the awards is not overly dilutive and has created significant incentive for our officers and employees.

        After reviewing the aggregate compensation received by our full-time named executive officers, our performance in 2007, and the performance and responsibilities of each named executive officer, and taking into account our policy of minimizing stockholder dilution, in 2008 we awarded 6,000 shares of restricted stock to Patrick J. Callan, Jr., 5,000 shares of restricted stock to Lawrence G. Ricketts, Jr., and 3,000 shares of restricted stock to each of Fredric H. Gould, David W. Kalish and Matthew J. Gould.

        We intend to continue to award restricted stock as we believe (i) restricted stock awards align management's interests and goals with stockholders' interests and goals and (ii) officers and employees are more desirous of participating in a restricted stock award program and, therefore, it is an excellent motivator and employee retention tool.

  Equity Compensation Policies

        We do not have any policy regarding ownership requirements for officers or directors. In view of the fact that all of our officers and directors own our shares of common stock (and many of our officers hold a significant number of shares of our common stock), we do not believe there is a need to adopt of a policy regarding ownership of shares of our common stock by our officers and directors.

  Perquisites

        The perquisites we provide to our full-time officers account for a small percentage of the compensation paid by us to these officers. We believe that such perquisites are competitive and appropriate.

  Severance and Change of Control Agreements

        We do not enter into employment agreements, severance agreements or change of control agreements with any of our officers or employees as we believe such agreements are not beneficial to us, and that we can provide sufficient motivation to officers by using other types of compensation.

  Potential Payments upon Termination of Employment or Change of Control

        Except for provisions for accelerated vesting of awards of our restricted stock in a "change of control" transaction, we do not provide for any severance, termination or change of control payment or protection to our officers, directors or employees. Accordingly, upon a change of control, the restricted stock issued to our officers, directors, employees and consultants would automatically vest. This is the only automatic compensation benefit our officers would receive in a change of control transaction. In the event that a change of control occurred as of December 31, 2008, the restricted stock held by our named executives officers would have automatically vested and the value of each such officer's restricted stock, based upon the closing price of our stock on December 31, 2008, would have been as follows:

Name	Number of Shares of Unvested Restricted Stock Held as of December 31, 2008	Value of Outstanding Shares of Unvested Restricted Stock Upon a Change of Control at December 31, 2008($)(1)
Patrick J. Callan, Jr.	18,000	158,400
Fredric H. Gould	15,125	133,100
David W. Kalish	15,125	133,100
Lawrence G. Ricketts, Jr.	15,700	138,160
Matthew J. Gould	15,125	133,100

    (1)
    The closing price on the New York Stock Exchange for a share of our common stock on December 31, 2008 was $8.80.

COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION

        The compensation committee of the board of directors has reviewed the Compensation Discussion and Analysis, set forth herein, and discussed it with management, and based on such review and discussions, recommends to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

                      Eugene Zuriff (Chairman)
                      J. Robert Lovejoy
                      Charles Biederman

 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary($)	Bonus($)		Stock Awards($)(1)	All Other Compensation ($)(2)(3)		Total($)
Patrick J. Callan, Jr.,	2008	400,000	210,000		72,041	83,383	(5)	765,424
President and Chief Executive	2007	375,000	200,000		51,616	85,384	(5)	712,000
Officer(4)	2006	350,000	175,000		27,756	61,213	(5)	613,969
Fredric H. Gould,	2008	250,000	—		64,334	285,347	(7)	599,681
Chairman of the Board(6)	2007	250,000	—		56,531	475,059	(7)	781,590
	2006	50,000	—		42,215	651,711	(7)	743,926
David W. Kalish,	2008	—	—		64,334	160,247	(9)	224,581
Senior Vice President and	2007	—	—		56,531	173,710	(9)	230,241
Chief Financial Officer(8)	2006	111,742	—		42,215	281,216	(9)	435,173
Lawrence G. Ricketts, Jr.,	2008	230,000	35,000		62,896	62,305	(10)	390,201
Executive Vice President and	2007	205,000	25,000		46,281	67,411	(10)	343,692
Chief Operating Officer(4)	2006	180,000	90,000	(10)	27,193	49,587	(10)	346,780
Matthew J. Gould,	2008	—	—		64,334	264,497	(12)	328,831
Senior Vice President(11)	2007	—	—		56,531	319,737	(12)	376,268
	2006	—	—		42,215	414,835	(12)	457,050

(1)
Represents the dollar amounts expensed for financial reporting purposes for the years ended December 31, 2008, 2007 and 2006 in accordance with Statement of Financial Accounting Standards No. 123R ("SFAS 123R"). See Note 8 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 for a discussion of restricted stock awards.

(2)
We maintain a tax qualified defined contribution plan for our full-time officers and employees. We make an annual contribution to the plan for our full-time officers and employees equal to 15% of such person's annual earnings, not to exceed $34,500 in 2008, $33,750 in 2007 and $33,000 in 2006. The entities which are subject to the shared services agreement maintain substantially similar defined contribution plans and make annual contributions to their respective plans for officers and employees equal to 15% of such person's annual earnings, not to exceed $34,500 in 2008, $33,750 in 2007 and $33,000 in 2006. With respect to Patrick J. Callan, Jr. and Lawrence G. Ricketts, Jr., the amount set forth in the "All Other Compensation" column includes annual contributions made on their behalf in 2008, 2007 and 2006 to the defined contribution plan. With respect to David W. Kalish, the "All Other Compensation" column for 2006 includes the amount allocated to us for the contribution, in the maximum amount, made on his behalf by one of the parties to the shared services agreement to its defined contribution plan. With respect to Fredric H. Gould and Matthew J. Gould for 2008, 2007 and 2006 and to David W. Kalish for 2008 and 2007, no amount was contributed for their benefit under our defined contribution plan and no amount was allocated to us for contributions made to the defined contribution plan of any affiliated entity. Any amounts which would have been allocated to us in 2008 or 2007 was allocated to Majestic. See "Certain Relationships and Related Transactions."

(3)
Majestic Property Management Corp. provided services to us in 2008, 2007and 2006. See "Certain Relationships and Related Transactions" below. Majestic also provides services to other affiliated entities and to non-affiliated entities. We accounted for approximately 40%, 40% and 34%, respectively, of Majestic's revenues in 2008, 2007 and 2006. Neither we nor Majestic can estimate with any certainty the percentage of 2008, 2007 and 2006 net income of Majestic which resulted from its activities on our behalf. Accordingly, we have included in the "All Other Compensation"

  column for Fredric H. Gould, David W. Kalish and Matthew J. Gould 100% of the compensation each received from Majestic in 2008, 2007 and 2006, even though the amount attributable to their activities on our behalf would be less than is set forth in the "All Other Compensation" column.

(4)
All compensation received by Patrick J. Callan, Jr. and Lawrence J. Ricketts, Jr. is paid solely and directly by us.

(5)
Includes $34,500, $33,750 and $33,000, our contribution on behalf of Patrick J. Callan, Jr. in 2008, 2007 and 2006, respectively, to our defined contribution plan, and dividends of $23,940, $26,903 and $10,463 paid to Mr. Callan in 2008, 2007 and 2006, respectively, on unvested restricted stock awarded to him. Also includes perquisites totaling $24,943, $24,731 and $17,750, of which $19,018, $18,806 and $15,775 represents an automobile allowance and automobile maintenance and repairs in 2008, 2007 and 2006, respectively, and $5,925, $5,925 and $1,975 represents the annual premium paid by us for additional disability insurance in each of 2008, 2007 and 2006.

(6)
We paid annual compensation of $250,000, $250,000 and $50,000 directly to Fredric H. Gould in 2008, 2007 and 2006, respectively, as a fee for services as chairman of our board of directors. We did not pay, nor were we allocated, any portion of his base salary, bonus, defined contribution plan contributions or perquisites in 2008, 2007 or 2006.

(7)
Includes dividends of $21,247, $30,226 and $15,289 paid to Fredric H. Gould in 2008, 2007 and 2006, respectively, on unvested restricted stock awarded to him, and compensation of $264,100, $444,833 and $636,422 paid to him in 2008, 2007 and 2006, respectively, by Majestic, which provided services to us in 2008, 2007 and 2006. See "Certain Relationships and Related Transactions" below.

(8)
We did not pay, nor were we allocated, any portion of David W. Kalish's base salary, bonus, defined contribution plan payments or perquisites in 2008 or 2007. In 2006, pursuant to the shared services agreement, a portion of the base salary, bonus, defined contribution plan contribution and perquisites for David W. Kalish was allocated to us under the shared services agreement. Pursuant to the compensation and services agreement, which became effective as of January 1, 2007, Majestic assumed our obligation to pay our portion of the compensation (other than restricted stock awards) of David W. Kalish under the shared services agreement.

(9)
Includes dividends of $21,247, $30,226 and $15,289 paid to David W. Kalish in 2008, 2007 and 2006, respectively, on unvested restricted stock awarded to him, and compensation of $139,000, $143,484 and $253,080 paid to him in 2008, 2007 and 2006, respectively, by Majestic. Also includes in 2006 perquisites of $12,847, representing an allocation pursuant to the shared services agreement of a contribution to the defined contribution plan of one of the parties to the shared services agreement, an allocation incurred for additional disability and long-term care insurance and an automobile allowance and automobile maintenance and repairs.

(10)
The 2006 bonus includes a $50,000 bonus paid to Lawrence G. Ricketts, Jr. by two joint ventures in which we are a 50% member. Our share of the $50,000 bonus was $25,000. The amount set forth in the "All Other Compensation" column for Lawrence G. Ricketts, Jr. includes our contribution on Lawrence G. Ricketts, Jr.'s behalf of $34,500, $33,750 and $33,000, in 2008, 2007 and 2006, respectively, to our defined contribution plan, dividends of $20,986, $24,265 and $10,125 paid to Lawrence G. Ricketts, Jr. in 2008, 2007 and 2006, respectively, on unvested restricted stock awarded to him, and perquisites of $6,819, $9,396 and $6,462 in 2008, 2007 and 2006, respectively, representing an automobile allowance.

(11)
We did not pay, nor were we allocated, any portion of Matthew J. Gould's base salary, bonus, defined contribution plan payments or perquisites in 2008, 2007 or 2006.

(12)
Includes dividends of $21,247, $30,226 and $15,289 paid to Matthew J. Gould in 2008, 2007 and 2006, respectively, on unvested restricted stock awarded to him and compensation of $243,250, $289,511 and $399,546 paid to him in 2008, 2007 and 2006, respectively, by Majestic. See "Certain Relationships and Related Transactions."

GRANT OF PLAN-BASED AWARDS DURING 2008

			Estimated Future Payouts Under Equity Incentive Plan Awards
						Grant Date Fair Value of Stock and Option Awards(2)($)
Name	Grant Date	Committee Action Date	Threshold (#)	Target (#)(1)	Maximum (#)
Patrick J. Callan, Jr.	2/29/08	12/10/07	—	6,000	—	105,000
Fredric H. Gould	2/29/08	12/10/07	—	3,000	—	52,500
David W. Kalish	2/29/08	12/10/07	—	3,000	—	52,500
Lawrence G. Ricketts, Jr.	2/29/08	12/10/07	—	5,000	—	87,500
Matthew J. Gould	2/29/08	12/10/07	—	3,000	—	52,500

(1)
This column represents the grant in 2008 of restricted stock to each of our named executive officers. These shares of restricted stock were granted pursuant to agreements which provide for "cliff" vesting five years from the grant date.

(2)
Shown is the aggregate grant date fair value computed in accordance with SFAS 123R for restricted stock awards in 2008. On the date the fair value was computed, the closing price on the New York Stock Exchange for a share of our common stock was $17.50. By contrast, the amount shown for restricted stock awards in the Summary Compensation Table is the amount expensed by us for financial statement purposes for awards granted in 2008 and prior years to the named executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Patrick J. Callan, Jr.	18,000	158,400	—	—
Fredric H. Gould	15,125	133,100	—	—
David W. Kalish	15,125	133,100	—	—
Lawrence G. Ricketts, Jr.	15,700	138,160	—	—
Matthew J. Gould	15,125	133,100	—	—

(1)
Since 2003, we have only issued shares of restricted stock under our 2003 Incentive Plan. All shares of restricted stock issued by us vest five years from the date of grant. Such awards pay dividends on a current basis.

(2)
The closing price on the New York Stock Exchange on December 31, 2008 for a share of our common stock was $8.80.

        None of the named executive officers hold any stock options and none were granted to any of the named executive officers during the year.

Option Exercises and Stock Vested

        None of the named executive officers had any stock options outstanding in 2008.

        The following table sets forth shares of restricted common stock which vested in 2008:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Patrick J. Callan, Jr.	750	12,585
Fredric H. Gould	2,200	36,916
David W. Kalish	2,200	36,916
Lawrence G. Ricketts, Jr.	800	13,424
Matthew J. Gould	2,200	36,916

Pension Benefits

        Since the only pension benefit plan we maintain is a tax qualified defined contribution plan, a Pension Benefits Table is not provided. Contributions to the defined contribution plan for Patrick J. Callan, Jr. and Lawrence G. Ricketts, Jr. is included in the Summary Compensation Table. In 2008 and 2007, we neither paid nor were allocated any contribution to a defined contribution plan for the benefit of Fredric H. Gould, David W. Kalish or Matthew J. Gould.

        We have adopted a tax qualified defined contribution pension plan covering all our full-time employees. The plan is administered by Fredric H. Gould, Simeon Brinberg and David W. Kalish (Simeon Brinberg and David W. Kalish are non-director officers). Annual contributions are based on 15% of an employee's annual earnings (including any cash bonus), not to exceed, pursuant to IRS limitations, $34,500 per employee in 2008. Partial vesting commences two years after employment, increasing annually until full vesting is achieved at the completion of six years of employment. The method of payment of benefits to participants upon retirement is determined solely by the participant, who may elect a lump sum payment or the purchase of an annuity, the amount of which is based on the amount of contributions and the results of the plan's investments. For the year ended December 31, 2008, $34,500 was contributed for the benefit of Patrick J. Callan, Jr., with three years of credited service and $34,500 was contributed for the benefit of Lawrence G. Ricketts, Jr. with ten years of credited service. The aggregate amount accumulated to date for Patrick J. Callan, Jr. and Lawrence G. Ricketts, Jr. is approximately $89,000 and $186,000, respectively.

Non-Qualified Deferred Compensation

        We do not provide any non-qualified deferred compensation to our executive officers. For a description of any potential payments upon termination or change-in-control, see "Compensation Discussion and Analysis—Potential Payments upon Termination of Employment or Change of Control."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Introduction

        Fredric H. Gould, chairman of our board of directors, is chairman of the board of trustees of BRT Realty Trust, a REIT engaged in mortgage lending. He is also the chairman of the board of directors and sole stockholder of the managing general partner of Gould Investors L.P. and sole member of a limited liability company which is also a general partner of Gould Investors L.P. Gould Investors L.P. owns approximately 10% of our outstanding shares of common stock. Matthew J. Gould, a director and senior vice president of our company, is a senior vice president of BRT Realty Trust and president of the managing general partner of Gould Investors L.P. Jeffrey A. Gould, a director and senior vice president of our company, is president and chief executive officer of BRT Realty Trust and a senior vice president of the managing general partner of Gould Investors L.P. Matthew J. Gould and Jeffrey A. Gould are brothers and the sons of Fredric H. Gould. In addition, David W. Kalish, Mark H. Lundy, Simeon Brinberg and Israel Rosenzweig, each of whom is an officer of our company, are officers of BRT Realty Trust and of the managing general partner of Gould Investors L.P. Mark H. Lundy is Simeon Brinberg's son-in-law.

Related Party Transactions

        In 2006, in connection with a review of our allocation policy and procedures under a shared services agreement and our related party transactions with affiliated entities, our audit committee recommended to the compensation committee and our board of directors a change in the manner in which compensation is paid to our part-time officers and employees. The audit committee proposed and, after discussions with our part-time officers, compensation committee and board of directors authorized and approved a compensation and services agreement between us and Majestic, which became effective as of January 1, 2007. Pursuant to the compensation and services agreement, we agreed to pay an annual fee to Majestic and annual compensation to the chairman of our board, and Majestic agreed to assume all of our obligations under a shared services agreement, and to provide to us the services of all affiliated executive, administrative, legal, accounting and clerical personnel that we had previously utilized on a part-time basis, as well as property management services, property acquisition, sales and lease consulting and brokerage services, consulting services in respect to mortgage financings and construction supervisory services. In accordance with the compensation and services agreement, we paid a fee of $2,025,000 to Majestic in 2008 for our obligations under the shared services agreement and the provision of the referenced services, of which $12,000 was paid by one of our joint ventures ($6,000 of this payment being attributable to us as a joint venture partner). In addition, in accordance with the compensation and services agreement, in 2008 we paid our chairman compensation of $250,000 and paid Majestic an additional $175,000 for our share of direct office expenses, including rent, telephone, computer services, internet usage. Majestic is wholly owned by the chairman of our board, and certain of our part-time officers, including our part-time named executive officers, are officers of, and receive compensation from, Majestic. The annual payments made by us to Majestic pursuant to the compensation and services agreement are reviewed and renegotiated by our audit committee with our part-time officers annually and at other times as may be determined by our audit committee. Any payments to Majestic are approved by our compensation committee and board of directors.

        Of the amount paid by us and our joint venture in 2008 under the compensation and services agreement, $175,000 represented a negotiated payment of our share of direct office expenses, including rent, telephone, postage, computer services, internet usage. Our full-time and part-time officers and employees occupy space in an office building owned by a subsidiary of Gould Investors L.P. The rent expense for this space is included in the $175,000 expenditure. We also lease under a direct lease with the subsidiary of Gould Investors L.P. approximately 1,200 square feet of additional space in the same office building at an annual rent of $43,000, which is competitive rent for comparable office space in the area in which the building is located.

        The amount paid by us and our joint venture to Majestic in 2008 pursuant to the compensation and services agreement represented approximately 40% of the revenues of Majestic in 2008. Majestic provides property management services, property acquisition, sales and lease consulting and brokerage services, consulting services in respect to mortgage financings, and construction supervisory services for affiliated and non-affiliated entities. In 2008, the following officers of ours (some of whom are also officers of Majestic) received the following compensation from Majestic: Fredric H. Gould, $264,100; Matthew J. Gould, $243,250; David W. Kalish, $139,000; Jeffrey A. Gould, $243,250; Simeon Brinberg, $69,500; Mark H. Lundy, $194,600 and Israel Rosenzweig, $180,700. A portion of the compensation received by these individuals from Majestic results from services performed and fees earned by Majestic from entities (both affiliated and non-affiliated) other than us. Messrs. Fredric H. Gould, Matthew J. Gould, David W. Kalish, Jeffrey A. Gould, Simeon Brinberg, Mark H. Lundy and Israel Rosenzweig also received compensation in 2008 from other entities wholly owned by Mr. Fredric H. Gould, all of which are parties to the shared services agreement and none of which provided services to us in 2008.

        Effective January 1, 2007, we, Gould Investors L.P., BRT Realty Trust and Mr. Fredric H. Gould (personally) purchased from Citation Share Sales, Inc., a fractional 6.25% interest in an airplane. We purchased our fractional interest in order to facilitate property site inspections by our officers. We purchased 20% of the 6.25% of interest for $86,000 (depreciable over five years), representing our pro rata share of the total purchase price and agreed to pay our pro rata share of the operating costs, which totaled $45,000 in 2008. The management agreement for the airplane with Citation Share Sales, Inc. is for a period of five years and provides for the monthly operating costs to be adjusted annually, based upon a fixed schedule set forth in the agreement. Georgetown Partners, Inc., managing general partner of Gould Investors L.P., acting as nominee for the purchasers, executed the purchase agreement and "management agreement." We are allotted our pro rata share of 250 hours of usage under the purchase agreement for the five years of the agreement. The airplane (or any substitute airplane used pursuant to the terms of the agreement) is used by us for business purposes only. All payments made by us in this transaction are made directly to the seller of the aircraft and the manager, both unrelated parties. At the conclusion of each year, the parties which purchased the fractional interest and pay a pro rata share of operating expenses "true up" operating expenses in the event any participant uses hours in excess of those allotted to it. In fiscal 2008, we incurred net maintenance charges of $32,000 (after reimbursement to us of $13,000 after completion of the "true up" process) and expensed depreciation of $17,000 with respect to the fractional interest. The purchasers of the 6.25% fractional interest, as a group, have the right to reconvey the interest to a seller at any time, twelve months subsequent to the date that title to the aircraft is acquired, at a price equal to the fair market value of the interest, determined by negotiation, and, if the parties cannot agree on a price, then independent third party appraisals are to be performed.

Policies and Procedures

        Any transaction with affiliated entities raises the potential that we may not receive terms as favorable as those that we would receive if the transactions were entered into with unaffiliated entities or that our officers might otherwise seek benefits for affiliated entities at our expense. Our amended and restated code of business conduct and ethics, in the "Conflicts of Interest" section, provides that we may enter into a contract or transaction with an affiliated entity provided that any such transaction is approved by our audit committee which is satisfied that the fees, charges and other payments made to the affiliated entities are at no greater cost or expense to us then would be incurred if we were to obtain substantially the same services from unrelated and unaffiliated persons. The term "affiliated entities" is defined in the code as all parties to the shared services agreement and other entities in which officers and directors have an interest.

        If a related party transaction is entered into, our audit committee is advised of such transaction and reviews the facts of the transaction and either approves or disapproves the transaction. If a transaction relates to a member of our audit committee, such member will not participate in the audit committee's deliberations. If our audit committee approves or ratifies, as the case may be, a related party transaction, it will present the facts of the transaction to our board of directors and recommend that our board of directors approve or ratify such related party transaction. Our board of directors then reviews the transaction and a majority of our board of directors, including a majority of our independent directors, must approve/ratify or disapprove such related party transaction. If a transaction relates to a member of our board of directors, such member will not participate in the board's deliberations.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of our issued and outstanding capital stock, to file Initial Reports of Ownership and Reports of Changes in Ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than 10% beneficial owners are required by the rules and regulations promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file. We prepare and file the requisite forms on behalf of our executive officers and directors. Based on a review of information supplied to us by our executive officers and directors, and public filings made by any 10% beneficial owners, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and 10% beneficial owners with respect to fiscal 2008 were met, other than the failure to timely file a Form 4 by our treasurer, Alysa Block, in December 2008.

ADDITIONAL INFORMATION

        As of the date of this proxy statement, we do not know of any business that will be presented for consideration at the meeting other than the items referred to in the Notice of the Meeting. If any other matter is properly brought before the meeting for action by stockholders, the holders of the proxies will vote and act with respect to the business in accordance with their best judgment. Discretionary authority to do so is conferred by the enclosed proxy.

Great Neck, NY	By order of the Board of Directors
April 29, 2009
Mark H. Lundy, Secretary

Appendix A

ONE LIBERTY PROPERTIES, INC.
2009 INCENTIVE PLAN

SECTION 1
EFFECTIVE DATE AND PURPOSE

        1.1    Effective Date.    This Plan shall become effective upon approval by the holders of a majority of the outstanding Shares at a duly authorized meeting of the Company's stockholders.

        1.2    Purpose of the Plan.    The Plan is designed to motivate, retain and attract employees, officers and directors of experience and ability and to further the financial success of the Company by aligning the interests of Participants through the ownership of Shares with the interests of the Company's stockholders.

SECTION 2
DEFINITIONS

        The following terms shall have the following meanings (whether used in the singular or plural) unless a different meaning is plainly required by the context:

        "1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or a regulation thereunder shall include any regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

        "Award" means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock and Performance Share Awards.

        "Award Agreement" means either (1) the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan or (2) a statement issued by the Company to a Participant describing the terms and provisions of such Award.

        "Board" or "Board of Directors" means the Board of Directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

        "Committee" means the Compensation Committee of the Board of Directors.

        "Company" means One Liberty Properties, Inc., a Maryland corporation, or any successor thereto.

        "Disability" or "Disabled" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

        "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

        "Fair Market Value" means, as of any given date, (i) the closing sales price of the Shares on any national securities exchange on which the Shares are listed; (ii) the closing sales price if the Shares are listed on The Nasdaq Stock Market or other over the counter market; or (iii) if there is no regular public trading market for such Shares, the fair market value of the Shares as determined by the Committee.

        "Grant Date" means, with respect to an Award, the effective date that such Award is granted to a Participant.

        "Incentive Stock Option" means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

        "Nonqualified Stock Option" means an Option to purchase Shares which is not an Incentive Stock Option.

        "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

        "Participant" means an officer, employee, director or consultant of the Company who has been granted an Award under the Plan.

        "Performance-Based Award" means any Restricted Stock Award or Performance Share Award granted to a Participant that qualifies as "performance based compensation" under Section 162(m) of the Code.

        "Performance Criteria" shall mean any, a combination of, or all of the following: revenue, earnings, earnings per share, stock price, costs, return on equity, stockholders' equity (book value), per share stockholders' equity (per share book value), asset growth, net operating income (NOI), average occupancy, year end occupancy, funds from operations (FFO), FFO per share, cash available for distribution (CAD), CAD per share, total shareholder return on an absolute or a peer comparable basis (TSR), return on assets, revenue growth, or goals relating to acquisitions or divestitures. Performance Goals need not be the same with respect to all Participants and may be established separately for the Company as a whole, or on a per share basis, and may be based on performance compared to performance by businesses specified by the Committee, or compared to any prior period. All calculations and financial accounting matters relevant to this Plan shall be determined in accordance with GAAP, except as otherwise directed by the Committee.

        "Performance Cycle" means one or more periods of time which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participants right to and the payment of a Restricted Stock Award or Performance Share Award. Each such period shall not be less then twelve months.

        "Performance Goals" means for a Performance Cycle, the specific goals established by the Committee for a Performance Cycle based upon the Performance Criteria.

        "Period of Restriction" means the period during which Restricted Stock awarded hereunder is subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of Performance Goals or the occurrence of other events as determined by the Committee.

        "Plan" means the One Liberty Properties, Inc. 2009 Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

        "Restricted Stock" means an Award granted to a Participant with the terms ascribed to such term in Section 7.

        "Retirement" means (i) a Director who has attained the age of 65 years who resigns or retires from the board or does not stand for re-election to the Board and has served continuously as a Director of the Company for not less than six consecutive years, and (ii) an officer or employee of the Company who has attained the age of 65 years who resigns or retires from the Company or one of its Subsidiaries and has served as an officer and/or employee of the Company or one of its Subsidiaries for not less than ten consecutive years at the time of retirement or resignation, provided that such Participant has not acted in a manner during the period of his relationship with the Company or any of its Subsidiaries which has been harmful to the business or reputation of the Company. A determination as to whether a "retiree" acted in a manner which has been harmful to the business or reputation of the Company shall be made by the Committee, whose determination shall be conclusive and binding in all respects on the Participant and the Company.

        "Shares" means the shares of common stock, $1.00 par value, of the Company.

        "Subsidiary" means (i) a corporation, association or other business entity of which 50% or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Company or by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (ii) any partnership or limited liability company of which 50% or more of the capital and profit interests is owned, directly or indirectly, by the Company or by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, or (iii) any other entity not described in clauses (i) or (ii) above of which 50% or more of the ownership and the power, pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Company or by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company.

SECTION 3
ELIGIBILITY

        3.1    Participants.    Awards may be granted in the discretion of the Committee to officers, employees, directors and consultants of the Company and its Subsidiaries.

        3.2    Non-Uniformity.    Awards granted hereunder need not be uniform among eligible Participants and may reflect distinctions based on title, compensation, responsibility or any other factor the Committee deems appropriate.

SECTION 4
ADMINISTRATION

        4.1    The Committee.    The Plan will be administered by the Committee, which, to the extent deemed necessary by the Board, will consist of two or more persons who satisfy the requirements for a "non-employee director" under Rule 16b-3 promulgated under the 1934 Act and/or the requirements for an "outside director" under section 162(m) of the Code. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. In the absence of such appointment, the Board of Directors shall serve as the Committee and shall have all of the responsibilities, duties, and authority of the Committee set forth herein.

        4.2    Authority of the Committee.    The Committee shall have the exclusive authority to administer and construe the Plan in accordance with its provisions. The Committee's authority shall include, without limitation, the power to (a) determine persons eligible for Awards, (b) prescribe the terms and conditions of the Awards, (c) construe and interpret the Plan, the Awards and any Award Agreement, (d) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith and (e) establish, interpret, amend or revoke any such rules. With respect to any Award that is intended to qualify as "performance-based compensation" within the meaning of section 162(m) of the Code, the Committee shall have no discretion to increase the amount of compensation that otherwise would be due upon attainment of a Performance Goal, although the Committee may have discretion to deny an Award or to adjust downward the compensation payable pursuant to an Award, as the Committee determines in its sole judgment. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more officers of the Company to the extent permitted by law.

        4.3    Decisions Binding.    All determinations and decisions made by the Committee and any of its delegates pursuant to Section 4.2 shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

 SECTION 5
SHARES SUBJECT TO THE PLAN

        5.1    Number of Shares.    Subject to adjustment as provided in Section 5.3, the total number of Shares available for grant under the Plan shall not exceed 600,000 Shares. The Shares available for issuance under the Plan shall be authorized but unissued Shares of the Company.

        5.2    Lapsed Awards.    Unless determined otherwise by the Committee, Shares related to Awards that are forfeited, cancelled, terminated or expire unexercised, shall be available for grant under the Plan. Shares that are tendered by a Participant to the Company in connection with the exercise of an Award, withheld from issuance in connection with a Participant's payment of tax withholding liability, or settled in such other manner so that a portion or all of the Shares included in an Award are not issued to a Participant shall not be available for grant under the Plan.

        5.3    Adjustments in Awards and Authorized Shares.    In the event of a stock dividend or stock split, the number of Shares subject to outstanding Awards and the numerical amounts set forth in Sections 5.1, 6.1, 7.1 and 8.1 shall automatically be adjusted to prevent the dilution or diminution of such Awards, except to the extent directed otherwise by the Committee. In the event of a merger, reorganization, consolidation, recapitalization, separation, liquidation, combination, or other similar change in the corporate structure of the Company affecting the Shares, the Committee shall adjust the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding Awards, and the numerical limits of Sections 5.1, 6.1 and 7.1 in such manner as the Committee shall determine to be advisable or appropriate to prevent the dilution or diminution of such Awards. Any such numerical limitations shall be subject to adjustment under this Section only to the extent such adjustment will not affect the status of any Award intended to qualify as "performance-based compensation" under section 162(m) of the Code or the ability to grant or the qualification of Incentive Stock Options under the Plan.

        5.4    Restrictions on Share Transferability.    The Committee may impose such restrictions on any Award of Shares or Shares acquired pursuant to the exercise of an Award as it may deem advisable or appropriate, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, and any blue sky or state securities laws.

SECTION 6
STOCK OPTIONS

        6.1    Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to Participants at any time and from time to time as determined by the Committee. The Committee shall determine the number of Shares subject to each Option. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or any combination thereof. The maximum aggregate number of Shares underlying Options granted in any one calendar year to an individual Participant shall be 60,000.

        6.2    Award Agreement.    Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions on exercise of the Option and such other terms and conditions as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of employment by the Participant. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

        6.3    Exercise Price.    The Exercise Price for each Option shall be determined by the Committee and shall be provided in each Award Agreement; provided, however, the Exercise Price for each Option may not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share if the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to section 424(d) of the Code) owns on the Grant Date stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries.

        6.4    Expiration of Options.    Except as provided in Section 6.7(c) regarding Incentive Stock Options, each Option shall terminate upon the earliest to occur of (i) the date(s) for termination of the Option set forth in the Award Agreement or (ii) the expiration of ten (10) years from the Grant Date. Subject to such limits, the Committee shall provide in each Award Agreement when each Option expires and becomes unexercisable. The Committee may not, after an Option is granted, extend the maximum term of the Option.

        6.5    Exercisability of Options.    Options granted under the Plan shall be exercisable, in whole or in part, at such times and be subject to such restrictions and conditions as the Committee shall determine. After an Option is granted, the Committee may accelerate or waive any condition constituting a substantial risk of forfeiture applicable to the Option.

        6.6    Payment.    Options shall be exercised by a Participant's delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. Upon the exercise of an Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee may permit exercise (a) by the Participant tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, (b) the Participant tendering a combination of cash and Shares equal to total Exercise Price (the Shares tendered being valued at Fair Market Value at the time of exercise), or (c) by any other means which the Committee determines to provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant Share certificates (which may be in book entry form) representing such Shares. Until the issuance of the stock certificates, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares as to which the Option has been exercised. No adjustment will be made for a dividend or other rights for which a record date is established prior to the date the certificates are issued.

        6.7    Certain Additional Provisions for Incentive Stock Options.

          (a)    Exercisability.    The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company, any parent and its Subsidiaries) shall not exceed $100,000. The portion of the Option which is in excess of the $100,000 limitation shall be treated as a Non-Qualified Option pursuant to Section 422(d)(1) of the Code.

          (b)    Company and Subsidiaries Only.    Incentive Stock Options may be granted only to Participants who are officers or employees of the Company or a Subsidiary on the Grant Date.

          (c)    Expiration.    No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date. In the case of an Incentive Stock Option that is granted to a Participant who (together with persons whose stock ownership is attributed to the Participant pursuant to Section 424(d) of the Code) owns on the Grant Date stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the term of such Incentive Stock Option shall be no more than five years from the Grant Date.

        6.8    Restriction on Transfer.    Except as otherwise determined by the Committee and set forth in the Award Agreement, no Option may be transferred, gifted, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily. Upon the death or Disability of a Participant, an Option may be exercised by the duly appointed personal representative of the deceased Participant or in the event of a Disability by the Participant or the duly appointed committee of the Disabled Participant to the extent the Option was exercisable on the date of death or the date of Disability and shall be exercisable for a period of six months from the date of death or the date of Disability. Upon Retirement of a Participant an Option may be exercised to the extent it was exercisable on the effective date of the Retirement and shall be exercisable for a period of six months from the effective date of such Retirement.

        6.9    Repricing of Options.    Without stockholder approval, (i) the Company will not reprice, replace or regrant an outstanding Option either in connection with the cancellation of such Option or by amending an Award Agreement to lower the exercise price of such Option, and (ii) the Company will not cancel outstanding Options in exchange for cash or other Awards.

        6.10    Voting Rights.    A Participant shall have no voting rights with respect to any Options granted hereunder.

SECTION 7
RESTRICTED STOCK

        7.1    Grant of Restricted Stock.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine. The Committee shall determine the number of Shares to be granted to each Participant and the time when each Award shall be granted. No more than 60,000 shares of Restricted Stock may be granted to any individual Participant in any one calendar year.

        7.2    Restricted Stock Agreement.    Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock granted, and such other terms and conditions as the Committee shall determine, including terms regarding forfeiture of Awards in the event of termination of employment by the Participant or termination of the Participant's relationship with the Company as a director or consultant. The Committee shall determine the price, if any, to be paid by the Participant for the Restricted Stock.

        7.3    Transferability.    Except as otherwise determined by the Committee and set forth in the Award Agreement, Shares of Restricted Stock may not be sold, transferred, gifted, bequeathed, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, until the end of the applicable Period of Restriction. In the event of the death, Disability or Retirement of a Participant, all unvested Restricted Stock shall automatically vest on the date of death or Disability or the effective date of Retirement. Without stockholder approval the Company will not repurchase outstanding restricted (unvested) stock in exchange for cash or accelerate the vesting of outstanding restricted (unvested) stock. The Committee may include a legend on the certificates representing Restricted Stock to give appropriate notice of such restrictions.

        7.4    Other Restrictions.    The Committee may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate in accordance with this Section 7.4.

          (a)    General Restrictions.    The Committee may set one or more restrictions based upon (a) the achievement of specific Performance Goals, (b) applicable Federal or state securities laws, (c) time-based restrictions, or (d) any other basis determined by the Committee.

          (b)    Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Restricted Stock as "performance-based compensation" under Section 162(m) of the Code, the Committee, in its sole discretion, may set restrictions based upon the achievement of Performance Goals. The

  Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as "performance-based compensation" under section 162(m) of the Code. In granting Restricted Stock that is intended to qualify under section 162(m) of the Code, the Committee shall follow any procedures determined by it in its sole discretion from time to time to be necessary, advisable or appropriate to ensure qualification of the Restricted Stock under section 162(m) of the Code.

          (c)    Retention of Certificates.    To the extent deemed appropriate by the Committee, the Company shall retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and restrictions applicable to such Shares have been satisfied or lapse.

        7.5    Removal of Restrictions.    After the end of the Period of Restriction, the Shares shall be freely transferable by the Participant, subject to any other restrictions on transfer which may apply to such Shares. Notwithstanding the foregoing, the Committee shall not act in a manner that would cause a grant that is intended to be "performance-based compensation" under Code Section 162(m) to fail to be performance-based.

        7.6    Voting Rights.    Except as otherwise determined by the Committee and set forth in the Award Agreement, Participants holding Shares of Restricted Stock granted hereunder shall have voting rights during the Period of Restriction.

        7.7    Dividends and Other Distributions.    Except as otherwise determined by the Committee and set forth in the Award Agreement, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to the underlying Shares during the Period of Restriction.

SECTION 8
PERFORMANCE-BASED AWARDS

        8.1    Performance Awards.    Participants selected by the Committee may be granted one or more Performance Awards in the form of Restricted Stock or Performance Share Awards payable upon the attainment of Performance Goals that are established by the Committee and related to one or more of the Performance Criteria, in each case on a specified date or dates or over a Performance Cycle determined by the Committee. A Performance Cycle shall be at least one year. The Committee in its sole discretion shall determine whether an Award is to qualify as "performance based compensation" under Section 162(m) of the Code. The Committee in its sole discretion shall determine Awards that are based on Performance Goals but are not intended to quality as "performance based compensation" under Section 162(m). The Committee shall define the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an individual. The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; provided however, that the Committee may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Participant. Each Performance-Based Award shall comply with the provisions set forth below. Performance Awards shall be paid in Shares.

          (a)    Grant of Performance-Based Awards.    With respect to each Performance-Based Award granted to a Participant, if intended by the Committee to qualify as "performance based compensation" under Section 162(m) of the Code, the Committee shall select, within the first 90 days of a Performance Cycle the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Committee may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Participants.

          (b)    Payment of Performance-Based Awards.    Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Participant's Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Participant if, in its sole judgment, such reduction or elimination is appropriate.

          (c)    Maximum Award Payable.    The maximum Performance-Based Award payable to any one Participant under the Plan for a Performance Cycle is 60,000 Shares (subject to adjustment as provided in Section 5.3 hereof).

SECTION 9
AMENDMENT, TERMINATION, AND DURATION

        9.1    Amendment, Suspension, or Termination.    The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason; provided, however, that if and to the extent required by law or to maintain the Plan's compliance with the Code, the rules of any national securities exchange (if applicable), or any other applicable law, any such amendment shall be subject to stockholder approval; and further provided, that without stockholder approval no amendment shall permit the repricing, replacing or regranting of an Option in connection with the cancellation of such Option or by amending an Award Agreement to lower the exercise price of such Option or the cancellation of any Award in exchange for cash. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

        9.2    Duration of the Plan.    The Plan shall become effective in accordance with Section 1.1, and subject to Section 9.1 shall remain in effect until the tenth anniversary of the effective date of the Plan.

SECTION 10
TAX WITHHOLDING

        10.1    Withholding Requirements.    Prior to the delivery of any Shares pursuant to an Award (or the exercise thereof), the Company shall have the power and the right to deduct or withhold from any amounts due to the Participant from the Company, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required to be withheld with respect to such Award (or the exercise thereof).

        10.2    Withholding Arrangements.    The Committee, pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares then owned by the Participant. The amount of the withholding requirement shall be deemed to include any amount that the Committee agrees may be withheld at the time any such election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

SECTION 11
CHANGE IN CONTROL

        11.1    Change in Control.    For purposes of the Plan, a Change in Control means any of the following:

          (a)   the acquisition (other than from the Company) in one or more transactions by any person (as such term is used in Section 13(d) of the 1934 Act) of the beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of 25% or more of (i) the then outstanding Shares or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Company Voting Stock"), provided however the provision of this Section 11(a) is not applicable to acquisitions made individually, or as a group by Fredric H. Gould, Matthew J. Gould and Jeffrey A. Gould, and their respective spouses, lineal descendants and affiliates.

          (b)   Individuals who, as of the date of the Award, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of such Award whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in the Rules of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

          (c)   the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or

          (d)   the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock.

        11.2    Effect of Change of Control.    On the effective date of any Change or Control, unless the applicable Award Agreement provides otherwise: (i) in the case of an Option, each such outstanding Option shall become exercisable in full in respect of the aggregate number of Shares covered thereby; and (ii) in the case of Restricted Stock and Performance Share Awards, the Restriction Period applicable to each such Award shall be deemed to have expired. Notwithstanding the foregoing, unless otherwise provided in the applicable Award Agreement, the Committee may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not become exercisable on an accelerated basis nor will the Restriction Period expire in connection with a Change of Control if effective provision has been made for the taking of such action which, in the opinion of the Committee, is equitable and appropriate to substitute a new Award for such Award or for the assumption of such Award and to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award (before giving effect to any acceleration of the exercisability or the expiration of the Restriction Period), taking into account, to the extent applicable, the kind and amount of securities, cash, or other assets into or for which the Shares may be changed, converted, or exchanged in connection with such Change of Control.

SECTION 12
MISCELLANEOUS

        12.1    Deferrals.    To the extent consistent with the requirements of section 409A of the Code, the Committee may provide in an Award Agreement or another document that a Participant is permitted to defer receipt of the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral shall be subject to such rules and procedures as shall be determined by the Committee.

        12.2    Termination for Cause.    If a Participant's employment or relationship with the Company or a Subsidiary (as a director or consultant) shall be terminated for cause by the Company or such Subsidiary during the Restriction Period or prior to the exercise of any Option (for these purposes, cause shall have the meaning ascribed thereto in any employment agreement to which such Participant is a party or, in the absence thereof, shall include, but not be limited to, insubordination, dishonesty, incompetence, moral turpitude, the refusal to perform his duties and responsibilities for any reason (other than illness or incapacity) and other misconduct of any kind), then, unless otherwise determined by the Committee, (i) all Options shall immediately terminate and (ii) such Participant's rights to all Restricted Stock shall be forfeited immediately.

        12.3    No Effect on Employment or Service.    Nothing in the Plan or in any Award, and no action of the Committee shall confer or be construed to confer on any Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or service at any time, with or without cause. Employment with the Company or any Subsidiary is on an at-will basis only, unless otherwise provided by an applicable employment or service agreement between the Participant and the Company or any Subsidiary, as the case may be.

        12.4    Successors.    All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation or otherwise, or the purchase of all or substantially all of the business or assets of the Company.

        12.5    No Rights as Stockholder.    Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary thereof) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or the exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or his or her beneficiary).

        12.6    Uncertificated Shares.    To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

        12.7    Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

        12.8    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        12.9    Requirements of Law.    The grant of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required from time to time.

        12.10    Securities Law Compliance.    To the extent any provision of the Plan, Award Agreement or action by the Committee fails to comply with any applicable federal or state securities law, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Committee.

        12.11    Governing Law.    The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Maryland.

        12.12    Captions.    Captions are provided herein for convenience of reference only, and shall not serve as a basis for interpretation or construction of the Plan.

0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 ONE LIBERTY PROPERTIES, INC. PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS JUNE 4, 2009 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card. The undersigned hereby appoints SIMEON BRINBERG AND MARK H. LUNDY, as Proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock, $1.00 par value per share, of One Liberty Properties, Inc. held of record by the undersigned on April 22, 2009 at the Annual Meeting of Stockholders to be held on June 4, 2009 or any adjournments thereof. (TO BE SIGNED ON REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS OF ONE LIBERTY PROPERTIES, INC. June 4, 2009 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.onelibertyproperties.com/financial.asp Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of three Directors: O Joseph A. DeLuca O Fredric H. Gould O Eugene I. Zuriff 2. Approval of the One Liberty Properties, Inc. 2009 Incentive Plan. 3. Appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2009. 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder, and if no direction is given, will be voted for proposals 1, 2 and 3. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares of common stock unless you sign and return this card. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. --------------- ---------------- 20333000000000000000 6 060409 INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of three Directors: O Joseph A. DeLuca O Fredric H. Gould O Eugene I. Zuriff 2. Approval of the One Liberty Properties, Inc. 2009 Incentive Plan. 3. Appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2009. 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder, and if no direction is given, will be voted for proposals 1, 2 and 3. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares of common stock unless you sign and return this card. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF ONE LIBERTY PROPERTIES, INC. June 4, 2009 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- ---------------- 20333000000000000000 6 060409 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.onelibertyproperties.com/financial.asp INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: